                                LEASE AGREEMENT

                                 BY AND BETWEEN

                          PARCEL A-40 ASSOCIATES, LLC

                                      AND

                           THE COSMETIC CENTER, INC.

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                               TABLE OF CONTENTS
                               -----------------
Section                                                                Page No.
-------                                                                --------

SECTION 1.  PREMISES.....................................................  1

SECTION 2.  LEASEHOLD IMPROVEMENTS - USE.................................  1

SECTION 3.  TERM.........................................................  2

SECTION 4.  RENT.........................................................  3
                  4.01  BASE RENT........................................  3
                  4.02  ADDITIONAL RENT..................................  4
                  4.03  PARTIAL MONTH.................................... 10
                  4.04  PLACE OF PAYMENT................................. 10
                  4.05  RENT ABATEMENT................................... 10

SECTION 5.  AGREEMENTS AND COVENANTS OF LANDLORD......................... 10
                  5.01  QUIET ENJOYMENT.................................  11
                  5.02  ROOF & EXTERIOR STRUCTURE WALLS.................. 11
                  5.03  COMMON AREAS..................................... 11
                  5.04  PARKING.......................................... 11
                  5.05  OPERATING SERVICES............................... 11
                  5.06  INSURANCE........................................ 12

SECTION 6.  AGREEMENTS AND COVENANTS OF TENANT; HAZARDOUS SUBSTANCES;
            INDEMNITIES.................................................. 12
                  6.01  USE OF PREMISES.................................. 12
                  6.02  USE OF GROUNDS................................... 14
                  6.03  CLEANING AND MAINTENANCE OF PREMISES ............ 15
                  6.04  UTILITIES........................................ 16
                  6.05  HAZARDOUS WASTES................................. 17
                  6.06  VEHICLE RESTRICTIONS............................. 20
                  6.07  STORAGE RESTRICTIONS............................. 21
                  6.08  ALTERATIONS & MODIFICATIONS...................... 21
                  6.09  RELEASE; INDEMNIFICATION......................... 23
                  6.10  OPERATION OF MACHINERY; NOISE.................... 25
                  6.11  SIGNS AND AWNINGS................................ 25
                  6.12  SURRENDER OF PREMISES............................ 25
                  6.13  RIGHT TO SHOW PREMISES........................... 26
                  6.14  INSURANCE........................................ 26
                  6.15  COOPERATION-EXPANSION............................ 27

SECTION 7.  PERFORMANCE OF OBLIGATIONS................................... 28
                  7.01  EVENTS OF DEFAULT................................ 28
                  7.02  LANDLORD'S REMEDIES.............................. 29
                  7.03  WAIVER OF NOTICE TO QUIT AND REDEMPTION.......... 31
                  7.04  ATTORNEY'S FEES; WAIVER.......................... 31

SECTION 8.  CASUALTY; TAKING OR OTHER DESTRUCTION OF PREMISES............ 32
                  8.01  EMINENT DOMAIN................................... 32
                  8.02  DAMAGE BY FIRE................................... 32

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SECTION 9.  GENERAL PROVISIONS........................................... 33
                  9.01  HOLDING OVER..................................... 33
                  9.02  ACCESS TO PREMISES............................... 34
                  9.03  FORCE MAJEURE.................................... 35
                  9.04  SECURITY DEPOSIT................................. 35
                  9.05  ESTOPPEL STATEMENT............................... 35
                  9.06  SUCCESSORS & ASSIGNS............................. 36
                  9.07  SUBORDINATION/ATTORNMENT/LENDER RIGHTS........... 36
                  9.08  TENANT'S FINANCIAL CONDITION..................... 38
                  9.09  USE OF PAVED AREAS............................... 38
                  9.10  USE OF TRASH REMOVAL SERVICE..................... 38
                  9.11  ASSIGNMENT OR SUBLETTING......................... 39
                  9.12  WAIVER OF TRIAL BY JURY.......................... 40
                  9.13  NO RECORDATION................................... 40
                  9.14  CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY....... 40
                  9.15  EXECUTION OF LEASE............................... 40
                  9.16  RULES AND REGULATIONS............................ 40
                  9.17  BROKER........................................... 41
                  9.18  TOPIC HEADINGS................................... 41
                  9.19  GOVERNING LAW.................................... 41
                  9.20  NOTICE........................................... 41
                  9.21  AMENDMENTS....................................... 42
                  9.22  TIME IS OF THE ESSENCE........................... 42
                  9.23. LIABILITY........................................ 42
                  9.24  RIGHT OF FIRST OFFER............................. 43
                  9.25  RENEWAL OPTION................................... 44

EXHIBITS

      Exhibit A - Description of Property and Premises
      Exhibit B - Landlord Work Agreement
      Exhibit C - Certificate of Lease Commencement
      Exhibit D - Diagram of Parking Areas
      Exhibit E - Prohibited Chemicals
      Exhibit F - Affected Areas
      Exhibit G - Form of Waiver of Landlord's Lien
      Exhibit H - Form of Non-Disturbance Agreement

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                                LEASE AGREEMENT
                                ---------------

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the first day of June, 1997, by and between PARCEL A-40 ASSOCIATES, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and THE COSMETIC CENTER, INC., a Delaware corporation (hereinafter called "Tenant").

         For and in consideration of the rents, covenants and conditions described below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereinafter covenant and agree as follows:

         SECTION 1. PREMISES. Landlord does hereby lease and demise to Tenant, and Tenant does hereby rent and lease from Landlord, for the term or terms and pursuant to the provisions hereinafter specified, approximately two hundred five thousand three hundred (205,300) square feet of gross leasable space (referred to hereinafter as the "Premises"), which is a portion of the building(s) currently existing and located on Landlord's land at Gateway Commerce Center (the "Property"), in Columbia, Howard County, Maryland, together with a right to use, in common with others, the Common Areas (hereinafter defined), other than those portions of the Common Areas which have been identified and dedicated for the exclusive use of tenants. The Premises is outlined in red (with diagonal lines) on Exhibit A attached hereto, but the Premises does not include any basement that exists within the boundaries of the Premises outlined in red (with diagonal lines) on Exhibit A attached hereto. A metes and bounds description of the Property is attached as part of Exhibit A. The determination of the number of square feet of gross leasable area in the Premises or improvements on the Property shall be determined by any method of measurement reasonably determined by Landlord, provided that notwithstanding anything to the contrary contained in this Lease, for purposes of determining the Base Rent and any Additional Rent, the Premises (excluding any Offered Space that might become part of the Premises pursuant to Section 9.24 below) shall be deemed to contain Two Hundred Thousand (200,000) square feet of gross leasable area. Neither Landlord nor Tenant shall be entitled to any adjustment of the Premises, the Base Rent, or Additional Rent based on the actual square footage of the Premises. Tenant shall have a right of first offer to expand the Premises as set forth in
Section 9.24 below.

         SECTION 2. LEASEHOLD IMPROVEMENTS. Landlord agrees that it shall improve the Premises by performing the following work ("Landlord's Work"):
(i) installation of a demising wall, pit levelers, doors and other work in the warehouse portion of the Premises as more particularly described in
Schedule 1 of the Landlord Work Agreement attached hereto as Exhibit B ("Landlord's Warehouse Work"); (ii) construction of certain additional improvements in the warehouse portion of the Premises as more particularly described in Schedule 2 of the Landlord Work Agreement ("Landlord's Additional Warehouse Work"); and (iii) construction of twenty-five thousand (25,000) square feet of office space within the

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Premises in accordance with the Landlord Work Agreement ("Landlord's Office
Work"). Landlord will design and construct Landlord's Warehouse Work at Landlord's cost and expense. Landlord will design and construct Landlord's Additional Warehouse Work at Tenant's cost and expense. Landlord will provide Tenant with an allowance of Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500.00) (the "Allowance") to cover the cost of designing and constructing Landlord's Office Work. If the cost of designing and constructing Landlord's Office Work is less than the Allowance, such savings shall be retained by Landlord. If the cost of designing and constructing Landlord's Office Work exceeds the Allowance, Tenant shall pay such excess in accordance with the Landlord Work Agreement as Additional Rent. Landlord's Warehouse Work, Landlord's Additional Warehouse Work, and Landlord's Office Work each shall be deemed to be substantially completed on the date that Landlord has substantially completed such portion of Landlord's Work, subject to completion of "punch list" items, as determined in accordance with the Landlord Work Agreement. By taking possession of the Premises, Tenant will be deemed to have accepted the Premises and Landlord's Work and to have waived all claims of defect in the Premises, subject to completion of punch list items during the first thirty (30) days following substantial completion of each of the warehouse and office portions of the Premises, respectively, and correction of latent defects during the first one hundred eighty (180) days following substantial completion of each of the warehouse and office portions of the Premises, respectively. Prior to taking occupancy of each of the warehouse and office portions of the Premises, Landlord and Tenant shall jointly inspect the applicable portion of the Premises and jointly prepare a punch list of items to be completed. During the first month of Tenant's occupancy of each of the warehouse and office portions of the Premises, respectively, from time to time at Tenant's request, Landlord and Tenant shall jointly re-inspect the Premises and jointly update the applicable punch list. If Landlord and Tenant cannot agree on the punch list, the Architect shall make such determination. Landlord shall proceed in a commercially reasonable manner to diligently correct or complete all punch list items. With respect to latent or hidden defects not discovered during the first thirty (30) days following substantial completion of each of the warehouse and office portions of the Premises, respectively, Tenant may give Landlord written notice during the first one hundred eighty
(180) days following substantial completion of each of the warehouse and office portions of the Premises, respectively, and Landlord shall proceed in a commercially reasonable manner to diligently correct such latent or hidden defects as soon as practicable.

         SECTION 3. TERM. The term of this Lease shall begin on the June
1, 1997 ("Commencement Date"). Tenant shall be obligated to accept delivery of the warehouse portion of the Premises when Landlord's Warehouse Work is substantially completed, even though Landlord's Additional Warehouse Work and/or Landlord's Office Work is not then substantially completed. The term of this Lease shall end on the 31st day of May, 2007 (the "Termination Date"), unless sooner

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terminated as provided herein or extended as set forth in Section 9.25 below.
Tenant agrees that it shall execute the Certificate of Lease Commencement, in the form attached hereto as Exhibit C, simultaneously with its execution of this Lease. Execution and delivery of such certificate shall be without prejudice to Tenant's rights to require Landlord to correct or complete punch list items and latent or hidden defects pursuant to Section 2.

         SECTION 4. RENT.

         4.01 BASE RENT. Tenant agrees to pay to Landlord the amounts set forth below for each year of the original Lease term (the "Base Rent"), payable without deduction, set-off or demand:

         Lease Year                        Annual Base Rent
         ----------                        ----------------

         1                                  $1,020,000.00
         2                                  $1,020,000.00
         3                                  $1,080,000.00
         4                                  $1,130,000.00
         5                                  $1,130,000.00
         6                                  $1,130,000.00
         7                                  $1,160,000.00
         8                                  $1,160,000.00
         9                                  $1,170,000.00
         10                                 $1,170,000.00

The foregoing amounts shall be paid in equal monthly installments, in advance, on the first day of each calendar month during such term, plus Additional Rent (hereinafter defined), as hereinafter set forth; provided that notwithstanding the foregoing, Base Rent shall not commence with respect to certain portions of the Premises until the applicable rent commencement dates set forth in Section
4.05 below. The terms Base Rent and Additional Rent and any other amounts payable by Tenant to Landlord under this Lease are sometimes hereinafter referred to collectively as the "Rent". The first Lease Year shall run from the Commencement Date through the last day of the month during which the first anniversary of the Commencement Date shall occur. Each Lease Year thereafter shall be a period of twelve (12) full months, commencing on the first day of the calendar month following the last calendar month of the first Lease Year, except that the final Lease Year shall end on May 31.

         4.02 ADDITIONAL RENT. Tenant hereby agrees to pay to Landlord, as additional rent, the following amounts, together with all other amounts Tenant is obligated to pay hereunder (collectively, the "Additional Rent") in the manner and at such times as stated below:

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         (a) Taxes.

             (i) Tenant shall pay Landlord, as Additional Rent, its pro-rata share of any "Taxes" (as defined below) in excess of "Base Year Taxes" (as defined below). Tenant's pro-rata share shall be determined by multiplying such Taxes in excess of Base Year Taxes by a fraction, the numerator of which shall be the number of gross leasable square feet deemed to be contained within the exterior boundaries of said Premises, which on the date hereof is two hundred thousand (200,000) square feet, and the denominator of which shall be the then existing number of square feet of gross leasable area of improvements on the Property (excluding mezzanine and basement, if any), which on the date hereof is seven hundred two thousand (702,000) square feet. Initially, Tenant's pro rata share of Taxes shall be twenty-eight and forty-nine/one-hundredths percent (28.49%), subject to adjustment in the event Tenant exercises its right to expand the Premises pursuant to Section 9.24 or Landlord expands the improvements on the Property. The amount of Tenant's pro-rata share of Taxes shall be estimated annually by Landlord on the basis of the July 1 - June 30 tax year utilized by the applicable governmental authorities (the "Tax Year") and written notice thereof shall be given to Tenant for each Tax Year. Landlord's estimate shall be based on the assessment of the Property by the taxing authorities and the tax rate which will be in effect during the Tax Year, and shall be revised during the Tax Year in the event of any change in the assessment or the tax rate. Tenant shall pay monthly, as Additional Rent, at the same time as the monthly installment of Base Rent is due, an amount equal to one-twelfth (1/12) of Tenant's estimated pro-rata annual share of such Taxes in excess of Base Year Taxes. Tenant's pro rata share of Taxes shall be reconciled on an annual basis, and Tenant shall promptly pay to Landlord, or Landlord shall promptly pay or provide credit to Tenant (against the next installment of Base Rent and Additional Rent coming due), for the difference between Tenant's pro-rata share of the actual Taxes in excess of Base Year Taxes and Tenant's estimated monthly payments theretofore paid with respect to each Tax Year.

             (ii) As used in this Lease, the term "Taxes" shall mean all real estate, franchise, or excise taxes levied upon the Premises, or upon the use or occupancy of the Premises, or upon any leasehold improvements in the Premises, or any business conducted at the Premises, or upon this Lease or the Rent payable hereunder, whether measured on the basis of gross or net rentals, square footage, or otherwise; other taxes, levies, and assessments imposed upon the Premises, and upon any personal property of Landlord used solely in the operation thereof, or upon Landlord's interest in the Premises or such personal property; charges, fees, and assessments for transit, housing, police, fire, development districts, or other governmental services or purported benefits to the Premises or user payments in lieu of taxes; any and all other taxes, levies, betterments, assessments, and charges

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arising from the ownership, leasing, operating, use or occupancy of the
Premises, or based upon rentals derived therefrom, which are or shall be imposed by national, state, municipal, quasi-governmental, or other authorities having jurisdiction over the Premises; and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for, or in addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the date this Lease is executed. Taxes shall also include expenses of tax abatement or other proceedings contesting assessments or levies with respect to Taxes payable for a Tax Year which occurs, in whole or in part, during the term.

             (iii) Taxes shall not include any income taxes, corporate franchise taxes, personal property taxes (other than taxes on personal property used solely in the operation of the Property), payroll taxes, inheritance taxes, estate taxes, gift taxes, and recordation and transfer taxes, and real estate taxes allocable to limited purpose improvements which do not benefit any tenant in occupancy of any portion of any building on the Property, such as a microwave, television or radio antenna (the "Limited Purpose Improvements").

             (iv) As used in this Lease, the term "Base Year Taxes" shall mean the Taxes due and payable for the Tax Year ending June 30, 1998. If Landlord contests the assessment of its real property during the Base Year, Landlord must at the same time contest its real property assessment for each of the remaining years of the three (3) year assessment cycle that includes the Base Year, and if as a result of such contest Base Year Taxes are reduced, Landlord also shall contest its real property assessment with respect to each year of the next succeeding three (3) year assessment cycle.

             (v) Should the taxing authorities include in the tax base upon which such Taxes are levied or assessed the value of any improvements made by Tenant, or of any machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay the entire Tax attributable to such items in addition to the portion of such Taxes payable by Tenant as aforesaid. A tax bill issued by the taxing authority with jurisdiction over the Property or true copy thereof submitted by Landlord to Tenant shall be evidence of the amount of Taxes assessed or levied against any leasehold interest hereunder or any personal property of any kind owned, installed or used by Tenant on or at the Premises, and shall be presumed to be correct unless rebutted by clear and convincing evidence to the contrary. If at any time during the term of this Lease, a Tax is separately imposed on this Lease or the Premises, whether measured by the Rent expressly reserved under this Lease (or any other leases or leasehold interests in the Property) or the size of the Premises or otherwise, as a substitute for or in addition to Taxes assessed or imposed on land and buildings, the full amount of such Tax shall be paid

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by Tenant as Additional Rent hereunder. If any Tax levied against the land, buildings or improvements covered hereby, or the Rent reserved under this Lease, shall be payable in annual installments, only the amount paid or payable with respect to any Lease Year or Tax Year shall be included in Taxes for that Lease Year or Tax Year for the purposes of this Section 4.02(a).

             (vi) In the event that any Lease Year does not coincide with the Tax Year applicable to any Taxes payable hereunder, Tenant's pro rata share of Taxes shall be determined by multiplying the amount of the Taxes for each Tax Year occurring during the Lease Year by a fraction, the numerator of which shall be the number of days during the applicable Tax Year which occur during the Lease Year and the denominator of which shall be three hundred sixty-five
(365); and adding such products together. In the event any governmental authority with jurisdiction over the Premises changes its Tax Year, or any Lease Year is more or less than three hundred sixty-five (365) days, Base Year Taxes shall be equitably adjusted to reflect the change in the Tax Year or the actual number of days in the Lease Year.

             (vii) Landlord represents and warrants all Taxes on the Property, except current taxes not delinquent, have been paid in full and that the Property constitutes one tax parcel for the assessment of real property taxes and assessments. Landlord shall pay all Taxes on a timely basis, before any interest or penalties accrue thereon. Taxes shall not include any such interest or penalties. Tenant shall receive credit for its proportionate share of any refunds or rebates of Taxes paid to Landlord and attributable to the term of this Lease or any extension thereof, which right shall survive the expiration of the term of this Lease. After expiration of the term and the payment of all Rent due to Landlord, any credit shall be paid by Landlord in cash.

         (b) Insurance. Tenant shall pay Landlord, as Additional Rent, its pro-rata share of any insurance premiums (the "Insurance Premiums") paid by Landlord on account of the Property (other than property damage insurance for any Limited Purpose Improvements) pursuant to Section 5.06 in excess of the Insurance Premiums payable by Landlord for the first Lease Year ("Base Year Insurance Premiums"). Tenant's pro-rata share shall be determined by multiplying such Insurance Premiums in excess of Base Year Insurance Premiums by a fraction, the numerator of which shall be the number of gross leasable square feet deemed to be contained within the exterior boundaries of the Premises, which on the date hereof is two hundred thousand (200,000) square feet, and the denominator of which shall be the then existing number of square feet of gross leasable area of improvements on the Property (excluding mezzanine and basement, if any), which on the date hereof is seven hundred two thousand (702,000) square feet. Initially, Tenant's pro rata share of Insurance Premiums shall be twenty-eight and forty-nine/one-hundredths percent (28.49%), subject to adjustment in the event Tenant exercises its right to expand the

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Premises pursuant to Section 9.24 or Landlord expands the building(s) on the
Property. The amount of Tenant's pro-rata share of Insurance Premiums for a particular calendar year shall be estimated annually by Landlord and written notice thereof shall be given to Tenant for each calendar year. Landlord's estimate shall be based on the then current bill for Insurance Premiums, and shall be revised during the year in the event of any change in the Insurance Premiums. Tenant shall pay monthly, as Additional Rent, at the same time as the monthly installment of Base Rent, an amount equal to one-twelfth (1/12th) of Tenant's estimated pro-rata annual share of such Insurance Premiums in excess of Base Year Insurance Premiums. Tenant's pro rata share of Insurance Premiums shall be reconciled on an annual basis, and Tenant shall promptly pay to Landlord, or Landlord shall promptly pay or provide credit to Tenant (against the next installment of Base Rent and Additional Rent coming due), for the difference between Tenant's pro-rata share of actual Insurance Premiums in excess of Base Year Insurance Premiums and Tenant's estimated monthly payments theretofore paid with respect to each calendar year during the term. If the last Lease Year does not coincide with a calendar year, the annual Insurance Premiums and the Base Year Insurance Premiums for such partial calendar years shall be multiplied by a fraction, the numerator of which shall be the number of days in such partial calendar year and the denominator of which shall be three hundred sixty-five (365).

         (c) Operating Expenses.

             (i) Tenant shall pay, as Additional Rent, its pro-rata share of the "Operating Expenses" (as defined below). Tenant's pro-rata share shall be determined by multiplying the total amount of Operating Expenses incurred by Landlord in any calendar year by a fraction, the numerator of which shall be the number of gross leasable square feet of space deemed to be contained within the exterior boundaries of the Premises, which on the date hereof is two hundred thousand (200,000) square feet, and the denominator of which shall be the then existing number of square feet of gross leasable area of improvements on the Property (excluding mezzanine and basement, if any, and excluding the square footage attributable to any other tenants at the Property that are maintaining their own Common Area at their own cost and expense), which on the date hereof is five hundred eighty-two thousand one hundred fifty (582,150) square feet. Initially, Tenant's pro rata share of Operating Expenses is thirty-four and thirty-six/one-hundredths percent (34.36%), subject to adjustment in the event Tenant exercises its right to expand the Premises pursuant to Section 9.24 or Landlord expands the improvements on the Property. The amount of Tenant's pro-rata share of Operating Expenses for a particular calendar year shall be estimated annually by Landlord and written notice thereof shall be given to Tenant for each calendar year. Landlord's estimate shall be based on the evidence then available to Landlord with respect to its Operating Expenses, and shall be revised during the year as better information

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becomes available. Tenant shall pay monthly, as Additional Rent, at the same time as the monthly installment of Base Rent is due, an amount equal to one-twelfth (1/12) of Tenant's estimated pro-rata annual share of such Operating Expenses. Such estimated amount shall be reconciled on an annual basis and Tenant shall promptly pay to Landlord, or Landlord shall promptly pay or provide a credit to Tenant (against the next installment of Base Rent and Additional Rent coming due), for the difference between Tenant's pro-rata share of the actual Operating Expenses and Tenant's estimated monthly payments theretofore paid with respect to each calendar year (or portion thereof) during the term.

             (ii) The term "Operating Expenses" shall mean any and all expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Property, including, without limitation: the cost of maintaining or repairing all service pipes, electric, gas and water lines, and sewer mains in the Common Areas; all utility charges incurred in operating the Common Area; the cost of maintaining, operating, repairing, and repaving the parking areas; gardening and landscaping; water and sewer charges to the extent not included in Taxes; lighting; security; sanitary control; removal of ice, snow, trash, rubbish, garbage and other refuse; cleaning; directional signs, pavement marking, and parking lot striping; depreciation on machinery, equipment and furnishings used exclusively at the Property in the operation and maintenance thereof; the cost of personnel to implement such services, to direct parking, and to police the Common Areas; management and administrative fees (in an amount not to exceed four percent (4%) of base rents); legal fees; accounting fees; and other professional fees.

             (iii) Operating Expenses shall not include any of the following: all costs incurred in maintaining, operating or repairing the roof and the structural elements of the Property or any Limited Purpose Improvements; expenses for capital improvements made to the Property (except for capital expenditures to reduce Operating Expenses); expenses incurred by other tenants at the Property in maintaining their own Common Area, which are not incurred or paid by Landlord; interest and amortization of funds borrowed by Landlord, whether secured or unsecured; depreciation of the Property; advertising expenses incurred in procuring tenants for the Property; salaries, wages or other compensation paid to officers or executives of Landlord; income, excess profits, franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Property; Taxes; Insurance Premiums; painting, redecorating or other work which Landlord performs for any other tenant or prospective tenant in their respective premises which is not part of the standard maintenance or repair for the Property which Landlord performs for all tenants without extra charge; repairs or reconstruction occasioned by fire, windstorm or other casualty or condemnation; repairs, improvements, electricity, special cleaning or overtime services to the extent such services are expressly reimbursed to Landlord by tenants (as opposed to partial

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reimbursement in the nature of rent escalation provisions), separately charged to and payable by tenants, or compensable by insurance proceeds; leasing commissions and expenses of procuring tenants, including lease concessions and lease take-over obligations; rent payable under any lease to which this Lease is or becomes subject; supervisory personnel or property manager(s) included in the management fee; enforcement of leases against tenants, including legal fees; damages payable to tenants or lenders as a result of Landlord's violation of the terms of any lease (including a ground or underlying lease) of space in the buildings, or mortgage to which this Lease is subordinate; and testing for, and clean up of, Hazardous Substances for which GE is responsible under Section
6.05 below or for which Landlord is reimbursed by another tenant at the Property or by any other third party.

         (d) Late Charge. Tenant shall pay, as Additional Rent, a ten percent (10%) late charge for each monthly payment of Base Rent and Additional Rent for Taxes, Insurance Premiums, and Operating Expenses received after the tenth
(10th) day of the month for which such payment is due, and for any other payment of Additional Rent not received by Landlord within ten (10) days of the date such payment is due; provided that one time per Lease Year such late charge shall be waived with respect to a late payment of Base Rent and/or Additional Rent if Tenant makes the required payment in full within five (5) days of written notice from Landlord that such payment has not been received.

         (e) Survival. The covenant of Landlord and Tenant to make adjustment for items of Additional Rent, as provided above, shall survive termination or expiration of this Lease. Any payments which Landlord or Tenant shall be required to make to the other following termination or expiration of this Lease shall be made as soon as practicable following determination of such adjustments.

         (f) Inspection of Books and Records. Tenant shall have the right, with respect to each calendar year, to review relevant books and records of Landlord with respect to the amount of Taxes, Insurance Premiums, and Operating Expenses incurred by Landlord during such year. Not later than May 1 of each calendar year during the term, Landlord shall deliver to Tenant a reconciliation in reasonable detail, with respect to any Additional Rent charged to Tenant in connection with Taxes, Insurance Premiums, and Operating Charges. Within ninety
(90) days following Tenant's receipt of such reconciliation, Tenant must give written notice to Landlord of its desire to exercise its right to review such books and records. Tenant's notice must identify the firm which will conduct such review on Tenant's behalf, which must either be a "big six" accounting firm, or an auditing firm under contract to Tenant and/or its affiliates to conduct their tenant audits in a particular region or for a particular affiliate or group of affiliates, or permanent employees of Tenant. The review shall take place, at Landlord's option, at the Property, at any other office of Landlord in Maryland or Virginia where such books and records are kept, or at the offices of Landlord's accountant in Maryland or Virginia, at a time mutually agreeable to Landlord and Tenant, within thirty (30) days of Tenant's notice. The review shall be conducted by the designated firm or employees, and shall be limited to the immediately preceding calendar year.

         4.03 PARTIAL MONTH. In the event that the Lease Commencement
Date shall fall on a day other than the first day of a calendar month, a proportionate part of the Rent shall be paid in advance at the rate above specified for the portion of the month in which the term commenced. Tenant will also pay, at the expiration or other termination of this Lease, a proportionate part of said Rent for the part, if any, of a month then expired.

         4.04 PLACE OF PAYMENT. All payments of Rent shall be made in lawful money of the United States to Landlord in care of Penrose
Property Company at 8330 Boone Boulevard, Suite 460, Vienna, Virginia 22182 or in care of such other persons or entities as Landlord shall designate to Tenant in writing from time to time.

         4.05 RENT ABATEMENT.

              (a) Base Rent shall commence with respect to the twenty-five thousand (25,000) square foot office portion of the Premises (at the rate of Five Dollars Ten Cents ($5.10) per square foot per annum) on the later of (i) the date substantial completion of Landlord's Office Work has occurred, or in the case of Tenant Delay (as defined in the Landlord Work Agreement) the date substantial completion of Landlord's Office Work is deemed to have occurred, as determined in accordance with the Landlord Work Agreement, or (ii) June 15, 1997.

              (b) Base Rent shall commence with respect to one hundred twenty-five thousand (125,000) square feet of the warehouse portion of the Premises (at the rate of Five Dollars Ten Cents ($5.10) per square foot per annum) on June 15, 1997.

              (c) Base Rent shall commence with respect to the remaining fifty thousand (50,000) square feet of the warehouse portion of the Premises (at the rate of Five Dollars Ten Cents ($5.10) per square foot per annum) on September 15, 1997.

              (d) If by August 15, 1997 substantial completion of Landlord's Office Work and Landlord's Additional Warehouse Work has not occurred, or in the case of Tenant Delay is not deemed to have occurred, as determined in accordance with the Landlord Work Agreement, Base Rent shall be suspended for the entire Premises until substantial completion of Landlord's Office Work and Landlord's Additional Warehouse Work has occurred, or in the case of Tenant Delay, is deemed to have occurred, in accordance with the Landlord Work Agreement; provided that the August 15, 1997 date shall be extended pursuant to Section 9.03 if the delay in achieving substantial completion of Landlord's Office Work and Landlord's Additional Warehouse Work is due to force majeure conditions.

         SECTION 5. AGREEMENTS AND COVENANTS OF LANDLORD. Landlord hereby covenants and agrees as follows:

         5.01 QUIET ENJOYMENT. Tenant shall have the quiet enjoyment of the Premises during the term of this Lease provided that no Event of Default by Tenant shall exist and be continuing. Landlord represents and warrants to Tenant that Landlord is vested with fee simple title to the Property and Premises and has full right and lawful authority to lease the Premises to Tenant. Landlord has provided Tenant with a copy of its title insurance policy.

         5.02 ROOF & STRUCTURAL ELEMENTS. Landlord shall maintain in good condition and repair the roof (exclusive of skylights and signs) and structural elements (exclusive of plate glass, windows, window glass, loading docks, doors, pit levelers and related apparatus, bumpers and dock seals) of the Premises. Landlord shall not be required to make any repairs necessitated by reason of any negligent act or omission of, or willful or intentional misconduct of, or breach of this Lease by, Tenant or its employees or agents, or anyone claiming under or through Tenant, or caused by any alteration, addition or improvement made by Tenant or anyone claiming under Tenant, and if Landlord does make any such repairs, Tenant shall, within ten (10) days of written demand therefor (which demand shall include reasonable evidence of the costs incurred by Landlord in connection with such repairs), pay to Landlord the cost thereof as Additional Rent.

         5.03 COMMON AREAS. Landlord shall maintain, or cause to be maintained, in good condition and repair all areas which are located outside the walls of any building located within the Property (the "Common Areas"). Any costs incurred by Landlord in maintaining and repairing the Common Areas pursuant to the previous sentence shall be included as Operating Expenses of the Property. Landlord shall not be required to make any repairs necessitated by reason of any negligent act or omission of, willful or intentional misconduct of, or breach of this Lease by, Tenant or its employees or agents, or anyone claiming under or through Tenant, or caused by any alteration, addition or improvement made by Tenant or anyone claiming under Tenant, and if Landlord does make any such repairs, Tenant shall, within ten
(10) days of written demand therefor (which demand shall include reasonable evidence of the costs incurred by Landlord in connection with such repairs), pay to Landlord the cost thereof, as Additional Rent.

         5.04 PARKING. Landlord shall provide for Tenant's exclusive use the parking spaces for automobiles, the one hundred twenty foot (120') deep parking spaces for trucks, and the staging areas for loading and unloading trucks, all as shown on Exhibit D attached hereto and made a part hereof.

         5.05 OPERATING SERVICES. Landlord shall provide the following operating services to the Property: snow removal, parking lot maintenance, water and sewer and utilities to Common Areas of the Property to the extent necessary for the operation of the Property, and any other services that Landlord, in its sole discretion, deems necessary or appropriate. Any cost incurred by Landlord in providing such operating services shall be included as Operating Expenses of the Property.

         5.06 INSURANCE. Landlord shall maintain for the Property a primary, non-contributory, "all-risk" policy of property damage insurance insuring the Property (including the Premises but excluding Tenant's leasehold improvements and all personal property located at the Premises) in an amount equal to the full replacement value thereof, less a reasonable deductible. Such insurance shall contain an express waiver of any right of subrogation and an express consent to a waiver of right of recovery against Tenant, its employees and its agents. Landlord shall also maintain during the term of this Lease comprehensive general liability insurance, with limits of not less than $5,000,000.00 combined single limit for personal injury, bodily injury, or property damage or destruction (including loss of use thereof) for any one occurrence. The cost incurred by Landlord in providing these insurance coverages shall be included as Insurance Premiums pursuant to Section 4.02(b) of this Lease.

         SECTION 6. AGREEMENTS AND COVENANTS OF TENANT; HAZARDOUS
SUBSTANCES; INDEMNITIES. Tenant hereby covenants and agrees as follows:

         6.01 USE OF PREMISES.

              (a) Permitted and Prohibited Uses. Tenant will use and occupy the Premises solely for purposes of storage and distribution of the products and inventory manufactured, used or sold by Tenant and its affiliates, including without limitation, perfumes, fragrances, cosmetics and other health and beauty aid products, and office uses incidental thereto, but only in accordance with applicable zoning and other municipal regulations; without the prior written consent of Landlord, the Premises will not be used for any other purpose. Notwithstanding the foregoing, Tenant shall not store tires, Hazardous Substances (as defined in Section 6.05(a) below, except to the limited extent such Hazardous Substances are permitted by Section 6.05(a)), and other materials that emit noxious fumes or odors, increase fire hazards, or are deemed to interfere with, be incompatible with, or inconsistent with the use of the

Property by other tenants, in Landlord's reasonable discretion. Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Property, the Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any other document otherwise applicable to, or binding upon, the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (A) impair the appearance or reputation of the Premises, or (B) permit any nuisance or illegal activity of any kind in the Property or in the Premises. Tenant shall comply with all present and future laws, ordinances, regulations and orders of the United States of America, the State of Maryland, Howard County, and any other public or quasi-public authority having jurisdiction over the Premises; provided that during the last twelve (12) months of the term of this Lease, Tenant shall not be required to make any material Alterations (as defined in Section 6.08(b) below) to the Premises to bring the Premises into compliance with any laws, ordinances, regulations or orders not in effect on the Commencement Date of this Lease, if Tenant vacates the Premises and pays all Rent due for the remainder of the term, as and when due, regardless of whether Landlord relets the Premises after Tenant vacates the Premises; and provided further, that nothing herein shall be deemed to excuse Landlord from its obligations under Sections 2, 5.02, 5.03, 5.05, 6.01(b), 6.05(b), 6.05(c), 6.06 and 8.02. Tenant
represents and warrants to Landlord that Tenant has entered into this Lease entirely for a business or commercial purpose.

              (b) Licenses and Permits. Upon substantial completion of Landlord's Work, Landlord will obtain and deliver to Tenant the initial certificate of occupancy or use and occupancy permit for the Premises. Thereafter, Tenant will obtain any and all permits, licenses and certificates required by applicable laws or regulations for the use or occupancy of the Premises by Tenant and provide copies of same to Landlord within five (5) days of Landlord's request therefor. It is expressly understood and agreed that if any future law, ordinance, regulation, or order requires a new certificate of occupancy for the Premises, Tenant will obtain such certificate at Tenant's own expense. Notwithstanding the foregoing, if the Premises do not qualify for a certificate of occupancy or other permit because of structural matters, environmental contamination not caused by Tenant, or its agents, employees, contractors, or invitees, or the failure of Landlord's Work to conform to applicable laws or regulations, Landlord will be responsible for the correction of such items. If any governmental license, permit, registration or approval shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license, permit, registration or approval would in any way materially and adversely affect Landlord, the Premises or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license, permit, registration or approval and, following Landlord's request, submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license, permit, registration or approval; provided that during the last twelve (12) months of the term of this Lease, Tenant shall not be required to make any material Alterations to the Premises to bring the Premises into compliance with such license, permit, registration or approval if Tenant vacates the Premises and pays all Rent due for the remainder of the term, as and when due, regardless of whether Landlord relets the Premises after Tenant vacates the Premises. Tenant shall furnish all data and information to governmental authorities and Landlord as may be requested by such authorities in accordance with legal, regulatory, licensing or other applicable governmental requirements as they relate to Tenant's use or occupancy of the Premises, and shall furnish copies of such data and information to Landlord, to the extent such data and information relates to the Property. If Tenant indicates to Landlord, at the time such data and information is provided to Landlord, that the data and information is confidential, Landlord shall use commercially reasonable efforts to keep such information confidential.

              (c) Prohibited Materials; Property and Activity. Tenant shall not bring or permit to be brought or kept in or on the Premises (i) any flammable, combustible or explosive fluid, material, chemical or substances, except for cosmetics and other inventory stored at the Premises in the ordinary course of business, and cleaning products and office supplies used in the ordinary course of business, or (ii) any diesel forklifts, or (iii) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Premises, or otherwise. Nor shall Tenant cause or permit any objectionable odors to emanate from the Premises.

              (d) Requirements of Law - Fines and Penalties. Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations including, without limitation, all energy-related requirements, of Federal, State of Maryland and other authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to, or arising out of, Tenant's use or occupancy of the Premises and/or the Property. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with, or breach or failure to observe, any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Premises and/or the Property, it shall give prompt notice thereof to Landlord. Notwithstanding the foregoing, nothing in this Lease shall obligate Tenant to remediate or remove from the Property any Hazardous Substances introduced onto the Property by GE, Landlord, or any other person or entity other than Tenant, its agents, employees, contractors, or invitees.

              (e) Damage to Premises. Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement, or obligation of Tenant under this Lease.

         6.02 USE OF GROUNDS. Tenant shall use the parking lot for cars and/or trucks and/or tractor trailers owned or used by Tenant and its employees, customers, and invitees and otherwise in compliance with Section
9.09 below; Tenant shall not permit such cars, trucks or tractor trailers to be parked on any portion of the Property other than the areas designated therefor on Exhibit D. Vehicles which are not being used in Tenant's business on a regular basis (including personal cars used by Tenant's employees, customers and invitees, which for purposes hereof shall be considered to be used in connection with Tenant's business) are not permitted to be parked in the parking lot. All vehicles owned by Tenant, its employees and agents must be currently registered and licensed, or be subject to towing without notice by Landlord, the cost of which shall be Additional Rent if Tenant fails to cause the removal of such vehicles upon Landlord's request. Tenant will not obstruct the buildings comprising the Property nor allow the same to be obstructed in any manner. Tenant shall not place, or cause to be placed, anything on the exterior of the Premises or the Common Areas (including, but not limited to, raw materials, merchandise, inventory, trash, fences, storage facilities, rubbish or vending machines) without the prior written consent of Landlord.

         6.03 CLEANING AND MAINTENANCE OF PREMISES.

              (a) Exterior. Tenant shall keep the windows, plate glass, doors, loading docks, loading dock covers, pit levelers and related apparatus, bumpers, dock seals, and signs (if any) neat, clean and in good order and repair, at Tenant's expense, and shall not store any material or trash of any nature whatsoever on the exterior of the Property, nor erect any screen or fence thereon.

              (b) Interior. Tenant shall keep the interior of the Premises in a neat, clean, and sanitary condition at all times, at Tenant's expense.

              (c) Electrical & Mechanical Systems. Landlord represents and warrants that the electrical and mechanical systems installed in the Premises or on the exterior of the Premises, including, but not limited to, electrical, plumbing, heating, ventilating, air-conditioning, lighting, doors, sprinkler systems, security systems and locks, are in good operating condition as of the Commencement Date of this Lease. Subject to the foregoing representation and warranty by Landlord, Tenant shall maintain in good working order, repair and appearance, at Tenant's expense, the electrical and mechanical systems installed in the Premises or on the exterior of the Premises, including, but not limited to, electrical, plumbing, heating, ventilating, air conditioning, lighting, doors, sprinkler systems, security systems and locks. Tenant further agrees to have repairs performed by a qualified tradesperson using the manufacturer's recommended parts and materials or the substantial equivalent thereof. Tenant further agrees to enter into a service contract with a qualified contractor for maintenance of heating, ventilating and air conditioning systems. Tenant may request that Landlord waive such service contract requirement, but Landlord shall grant such waiver only if Tenant implements other procedures with respect to the maintenance of such systems that are satisfactory to Landlord, in its sole discretion. If such service contract should not be obtainable, Tenant agrees to have such systems or equipment inspected periodically, but not less than twice each Lease Year by a qualified tradesperson. Tenant further agrees, at the request of Landlord, to forward to Landlord evidence of such service contract work or semi-annual inspections and necessary repairs. Tenant shall keep all drain lines clear, and not permit the placement of any materials into drains which would adversely affect the main sewage lines servicing the property.

              (d) Heat. Tenant shall maintain sufficient heat during the winter months to insure against freezing of the water pipes, sprinkler systems and bathrooms.

              (e) Machinery & Equipment. Tenant shall regularly, at commercially reasonable intervals, inspect all portions of the Premises, both interior and exterior, and all machinery and equipment therein, so as to enable Tenant to promptly detect the need for repairs to any part thereof; shall make such repairs as Tenant is herein obligated to make, and shall promptly notify Landlord in writing of the need for any repairs Landlord is obligated to make pursuant to the provisions of Section 5.02 above.

              (f) Janitorial Services and Trash Removal. Tenant shall provide, at its sole expense, all janitorial services and trash removal services required in connection with its use of the Premises.

              (g) Vacating Premises. Tenant shall keep the Premises in good order and condition and at the expiration of the term hereof, or at such other time as Tenant may vacate the Premises, surrender the same in as good condition and repair as when received, reasonable wear and tear and damage or destruction by fire or other casualty excepted.

              (h) Damage to Premises. All damage or injury to the Premises or to any part thereof, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the negligence, wilful or reckless misconduct, or breach of this Lease by Tenant, Tenant's agents, servants, employees, contractors, customers, invitees or licensees, shall be repaired promptly, at Tenant's sole cost and expense, by Tenant subject to Landlord's direction and supervision (and in accordance with paragraph 6.08 hereof). If Landlord gives Tenant written notice that Tenant will be required to make any such repairs and Tenant fails within five (5) business days of the giving of such notice to proceed with due diligence to arrange for plans, specifications, cost estimates and/or bids and as soon as practicable thereafter diligently to pursue and make the required repairs, the same may be made by Landlord, in which event all expenses incurred by Landlord therefor shall be paid by Tenant to Landlord within ten (10) days of written demand therefor (which demand shall include reasonable evidence of the costs incurred by Landlord in connection with such repairs) as Additional Rent.

         6.04 UTILITIES. Tenant shall pay charges for (i) all utilities consumed or used by Tenant during the term hereof, including but not limited to electricity, gas, fuel, water and sewer, and (ii) telephone services used on the Premises, as they become due and payable, and shall transfer all accounts therefor to Tenant's name (if separately metered) at the outset of the term of this Lease, and shall keep the Premises free and clear of mechanics' and materialmen's liens. Utilities which are not separately metered shall be prorated equitably among Tenant and other tenants in the Property by Landlord based on the proportionate shares used for allocation of Taxes and Insurance, equitably adjusted for any excess usage requirements of Tenant or other tenants or users of the Property.

         6.05 HAZARDOUS WASTES.

              (a) Environmental Requirements. Tenant shall refrain from using, storing or placing upon the Premises, any materials which, under federal, state or local law, statute, ordinance or regulation, or court or administrative order or decree, or private agreement (hereinafter called "Environmental Requirements"), require special handling in collection, storage, treatment or disposal, including but not limited to, any asbestos, PCBs, those substances described in Exhibit E attached hereto, petroleum and petroleum products, or other toxic, hazardous or contaminated substances (hereinafter collectively called "Hazardous Substances"); provided that Tenant shall be permitted to store cosmetics and other inventory at the Premises (some of which Landlord acknowledges might contain Hazardous Substances which shall be stored in strict compliance with all Environmental Requirements) in the ordinary course of business and use cleaning products and other office supplies in the ordinary course of business, provided that Tenant strictly complies with all Environmental Requirements in connection therewith. Tenant hereby indemnifies, defends, and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the Premises or elsewhere within the Property (if brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within twenty-one (21) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements, and (ii) within twenty-one (21) days after written demand therefor, pay Landlord, as Additional Rent, any amounts incurred by Landlord to comply with any Environmental Requirements with respect to the Premises or with respect to any other portions of the Property as the result of the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines or other penalty payments. The indemnification set forth herein shall forever survive the expiration or earlier termination of this Lease. If Tenant has violated the Environmental Requirements as determined by any governmental agency, body, or court, or if Landlord obtains and delivers to Tenant a report prepared by an engineer or other party engaged in the business of testing and determining the existence of Hazardous Substances, which report demonstrates that there are Hazardous Substances used, stored or placed upon the Premises by Tenant, its agents, employees, contractors or invitees, in violation of this Lease or any Environmental Requirements, then Landlord shall have the right and option, if such Hazardous Substances are not removed or brought into compliance with all Environmental Requirements within twenty-one (21) days after written notice thereof to Tenant, to remove such Hazardous Substances or bring such Hazardous Substances into compliance with the Environmental Requirements (provided that such notice and grace period shall not be required in an emergency), and to exercise any other rights and remedies available under Section 7.02 of this Lease. During such twenty-one (21) day period, Tenant shall have the opportunity to cause such report prepared on Landlord's behalf to be reviewed by Tenant's own environmental consultants, and if the Tenant's consultant disagrees with the information or conclusions contained in Landlord's report, to cause its consultant to deliver a report to Landlord stating the reasons for the disagreement. Landlord and Tenant shall use their best efforts to reconcile the conflicting reports, but if Landlord or its environmental consultants reasonably continue to believe that Tenant, or its agents, employees, contractors, or invitees have violated any Environmental Requirements, then Landlord shall have all rights and remedies available under this Section 6.05(a) or Section 7.02 of this Lease, subject to Tenant's right to defend.

              (b) Access. The parties to this Lease acknowledge that the Environmental Protection Agency ("EPA") has issued a RCRA Corrective Action Permit No. MDD046279311 (the "Permit") to General Electric Company ("GE"), a previous owner of the Property. The Permit requires GE, as the responsible party, to investigate and, where required, remediate certain Hazardous Substances that were placed on the Property while GE owned the Property. GE has covenanted to, and agreed with, Landlord that GE will perform all investigations, studies and remedial activities necessary to comply with the Permit and to remediate certain Hazardous Substances placed on the Property in violation of any Environmental Requirements while GE owned the Property (collectively, the "Remediation Activities"). GE has also agreed to indemnify Landlord with respect to Hazardous Substances introduced onto the Property by GE pursuant to a certain Indemnification Agreement between GE and Landlord dated April 25, 1996 (the "GE Indemnity"), a copy of which has been delivered to Tenant subject to the understanding that its terms and provisions be kept confidential. Landlord covenants that if GE fails to comply with the Permit, or to complete all Remediation Activities, or to comply with the provisions of the GE Indemnity, Landlord will take all commercially reasonable action necessary to require GE to comply with the Permit, to complete all Remediation Activities, and to comply with the provisions of the GE Indemnity. Landlord shall indemnify, defend, and hold harmless Tenant from any direct out of pocket cost or expense (excluding any lost profits or other indirect, special or consequential damages) incurred by Tenant as a result of GE's failure to comply with the Permit, to perform all Remediation Activities, and to comply with the GE Indemnity, to the same extent that Landlord is entitled to be indemnified by GE pursuant to the GE Indemnity, and subject to the same limitations set forth in the GE Indemnity. The foregoing indemnity is a personal obligation of the original Landlord and any purchaser of the Property other than a purchaser as a result of a foreclosure action or deed in lieu of foreclosure. No party that becomes the successor Landlord hereunder as a result of a foreclosure action or deed in lieu of foreclosure shall have any obligation with respect to such indemnity. However, the personal obligation with respect to such indemnity of the original Landlord and any purchaser of the Property other than a purchaser as a result of a foreclosure action or deed in lieu of foreclosure shall survive any transfer of title. EMG, an environmental consulting firm located in Baltimore, Maryland, has advised Landlord that there is no human health threat to Landlord or Tenant as a result of GE's prior activities or the Remediation Activities covered by the Permit. Neither EPA nor any other governmental authority has provided Landlord with any notice that there is a human health threat to Landlord or Tenant as a result of

GE's prior actions or the Remediation Activities, or that any use of the Premises should be limited while the Remediation Activities are pending. In order to permit GE to monitor and complete any Remediation Activities required by EPA, Landlord has agreed with GE that it will provide access to GE to certain monitoring wells within the Property and the Premises (each of which is circular in shape, and has a diameter of less than one foot) shown on the diagram attached hereto as Exhibit F (the "Affected Areas"). Tenant hereby grants to GE the right to enter upon the Premises and other portions of the Property for the purpose of reasonable ingress and egress to and from the Affected Areas and the performance of any and all Remediation Activities, subject to the following limitations:

                  (i) Prior to entry of the Property for any reason, GE has agreed to so advise Landlord at least fourteen (14) days in advance, which notice shall include a description of the work or activity to be performed, the location of the work or activity, and the time of day such work or activity will be performed (with all reasonable efforts to be made by GE to have such work or activity performed during non-traditional or "off-peak" working hours or other hours acceptable to Tenant). For emergencies or other good cause which would preclude GE from giving such fourteen (14) day prior written notice, GE shall give notice to Landlord as soon as practical. Landlord agrees to promptly notify Tenant whenever it receives notice from GE, and promptly to provide Tenant with copies of any written notice Landlord receives from GE with respect to GE's entry onto the Premises.

                  (ii) In conducting its Remediation Activities, GE has agreed to use all reasonable and diligent efforts to minimize disruption of or interference with any of Tenant's activities on the Property. Landlord will take all commercially reasonable action to require GE to comply with such agreement. If as a result of GE's Remediation Activities Tenant is required to close its operations at the Premises for more than four (4) hours, Tenant may bring legal action against GE, and, if GE is thereby in default under the GE Indemnity, Landlord will take all commercially reasonable action to cooperate with Tenant in bringing such action, including joining such action as a party, if necessary. In addition, if as a result of GE's Remediation Activities Tenant is unable to use five (5) or more of its loading docks, or twenty-five thousand (25,000) square feet or more of its Premises, for five (5) consecutive business days or more, a just and proportionate part of the Rent, based on the portion of the Premises rendered unusable, shall be suspended and abated from such fifth (5th) business day until such use is restored.

              (c) Placement of Fixtures. Tenant agrees that it shall not place fixtures or equipment or inventory that can not be easily moved (i.e., equipment or inventory that can not be moved either by hand or by fork lift or other similar equipment) in any location which would materially restrict GE's access to the Affected Areas as shown on Exhibit F to perform its activities. To the extent that GE's performance of its activities requires that equipment and/or inventory be relocated, GE has agreed, at its cost and expense, to move such equipment and/or inventory and promptly and diligently restore any disturbed area to its original condition and relocate such equipment and/or inventory to its proper location when finished. Landlord will take all commercially reasonable action to require GE to comply with such agreement. Tenant agrees that it will not make or permit any alterations, modifications or improvements to the Premises that would materially impair GE's access to the Affected Areas.

              (d) Cooperation and Communication. Tenant agrees to cooperate with any reasonable request of Landlord or GE to facilitate GE's completion of the Remediation Activities.

         6.06 VEHICLE RESTRICTIONS.

              (a) Parking Lot. Tenant shall be liable for damage to asphalt pavings, walkways, and adjoining areas caused by any spillage or leakage of gas, oil or any solvent caused by Tenant, or its agents, employees, contractors, or invitees, or anyone claiming under or through Tenant. Tenant agrees that parking areas are not to be used for the storage of tractor trailers, except in areas designated by Landlord in Exhibit D attached hereto. Tenant will take all reasonably necessary steps to see that the supports for any trailer that is disconnected and/or parked in areas designated by Landlord do not cause damage to the asphalt pavement. Tenant is responsible for the cost of repairing any damage to the paved area of the Property, or the areas adjacent thereto, including all parking areas, landscaped areas, access drives and entrance drives where such damage is caused by Tenant, or its employees, contractors, or invitees, or anyone claiming under or through Tenant, unless such damage is caused by Landlord's failure to construct (i) the primary truck pad for longer trucks which is a part of Landlord's Warehouse Work, and which shall run the length of the dock doors serving the Premises, be eight (8) feet wide, and begin thirty-three (33) feet from the edge of the docks at the Premises, or (ii) an optional secondary truck pad for shorter trucks which is not part of Landlord's Warehouse Work, but which, if constructed, would be located within thirty-three (33) feet from the edge of the docks at the Premises. Tenant shall pay Landlord, as Additional Rent, the cost incurred by Landlord of any such repairs for which Tenant is responsible within ten (10) days of written demand therefor (which demand shall include reasonable evidence of the costs incurred by Landlord in connection with such repairs).

              (b) Premises. Tenant shall protect the floor of the Premises from damage, subject to ordinary wear and tear. Tenant is responsible for the cost of repairing any damages to the concrete floor of the Premises and shall pay Landlord, as Additional Rent, the cost of such repairs within five (5) days of written demand therefor (which demand shall include reasonable evidence of the costs incurred by Landlord in connection with such repairs).

         6.07 STORAGE RESTRICTIONS. Tenant shall not store any materials or equipment (including, without limitation, vehicles) on the outside of the building(s) that comprise the Property, without the prior written consent of Landlord.

         6.08 ALTERATIONS & MODIFICATIONS.

              (a) Mandatory Alterations. Subject to compliance with the remaining provisions of this Section 6.08, Tenant shall make, at Tenant's expense, (i) such alterations, modifications, and improvements to the Premises as may be required by the building codes or other applicable laws, rules, ordinances or regulations in effect in the jurisdiction in which the Premises are located, or by Landlord's insurance carrier to avoid cancellation or increase in the rate(s) of Landlord's insurance or to secure adequate additional insurance coverage, and (ii) such alterations, modifications, additions, installations or improvements to the Premises as may be required for the safety and health of Tenant's employees, pursuant to the William-Steiger Occupational Safety and Health Act of 1970 (OSHA) and the equivalent Maryland statutes (MOSHA), as the same may be amended or implemented from time to time, unless such alterations, modifications, additions, installations or improvements described in clause (i) or (ii) hereof are required in order to obtain the initial certificate of occupancy or use and occupancy permit, or are required by reason of the Remediation Activities or the introduction of Hazardous Substances onto the Property by GE, Landlord, or any person or entity other than Tenant, its agents, employees, contractors, or invitees, or relate to the roof or structural walls, or are required as a result of any defect in the Landlord's Work not waived pursuant to Section 2 of the Lease, except to the extent any change in the roof or structural walls is required solely because of any special use being made of the Premises by Tenant. Notwithstanding the foregoing, during the last twelve (12) months of the term of this Lease, Tenant shall not be required to make any material Alterations to the Premises to bring the Premises into compliance with any of the legal requirements described in this Section 6.08(a) not in effect on the Commencement Date of this Lease, if Tenant vacates the Premises and pays all Rent due for the remainder of the term as and when due, regardless of whether Landlord relets the Premises after Tenant vacates the Premises.

              (b) Restrictions or Alterations. Tenant will not make or permit anyone to make any alterations, decorations (other than decorations reasonably and customarily made in connection with Tenant's business), additions or improvements (collectively "Alterations"), structural or otherwise, in or to the Premises, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed) and then only those made by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed). All of such approved Alterations done by Tenant shall be at its sole expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, Rules and Regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) rules and regulations of Landlord promulgated in the ordinary course of business and consistently applied to all tenants of the Property; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No installations or work shall be undertaken or begun by Tenant until (A) Landlord has approved written plans and specifications therefor; (B) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers if the estimated cost of the work will exceed Two Hundred Fifty Thousand Dollars ($250,000), or other appropriate protective measures reasonably approved by Landlord; and (C) Tenant shall have secured all necessary building and other permits. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord shall respond to requests for approval of any plans and specifications, or modifications thereof, or contractors or mechanics, within ten (10) business days of its receipt of a written request for approval. Landlord's failure to respond within ten (10) business days shall be deemed to be an approval of the request.

              (c) Mechanic's Liens. If, notwithstanding the foregoing, any action to maintain a mechanic's or materialman's lien is filed against the Premises or any part thereof for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such action shall be contested by Tenant and if such lien is permitted to attach to the Premises or the Property such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to so discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable within five (5) days of demand therefor; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises to any mechanic's or materialman's liens which may be filed in respect of any such Alterations made by or on behalf of Tenant and not on behalf of Landlord.

              (d) Indemnification. Tenant will indemnify, defend, and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which arise by reason of the making of any such Alterations. If any such Alteration is made without the prior written consent of Landlord, Landlord gives Tenant written notice that Tenant will be required to correct and remove such unauthorized Alteration, and Tenant fails within five (5) business days of the giving of such notice to proceed with due diligence to arrange for plans, specifications, cost estimates and/or bids, and as soon as practicable thereafter diligently to pursue and complete the required correction and removal, Landlord may correct or remove the same (provided that such notice and grace period shall not be required in an emergency), and any and all expenses incurred by Landlord in the performance of this work shall be Additional Rent payable by Tenant within five (5) days of written demand therefor (which demand shall include reasonable evidence of the costs incurred by Landlord in connection with such correction or removal). All Alterations in or to the Premises made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term hereof without disturbance, molestation or injury; provided, however, Tenant shall have the right to remove, prior to the expiration of the Term of this Lease, all racking, movable furniture, movable furnishings, or movable equipment installed in the Premises at the expense of Tenant which by law are not fixtures or part of the Premises and which shall be deemed to be the property of Tenant except as set forth in the next sentence. If such property of Tenant is not removed by Tenant on or prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof at the end of the term of this Lease (as may be extended) unless their removal was required at the time Landlord approved a particular Alteration.

         6.09 RELEASE; INDEMNIFICATION.

              (a) No Liability. Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members, guests, or any other person claiming under or through Tenant, for any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises, (ii) the interruption in the use of the Premises, (iii) accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators or heating, air-conditioning, electrical or plumbing equipment or apparatus, (iv) the termination of this Lease by reason of the destruction of the Premises, (v) from any fire, robbery, theft, mysterious disappearance and/or any other casualty, (vi) any personal injury arising from the use, occupancy and condition of the Premises, (vii) any suspension or curtailment of utility services or systems, (viii) any failure to provide a security system or security services, (ix) any defect in the Premises or the Property, (x) any equipment or appurtenances requiring repair; (xi) the bursting, leaking, or running of any sprinkler, water or drainage line, tank, wash stand, water closet, waste pipe, drain or any other pipe or tank in, upon, or about the Premises; (xii) the backing up of any sewer pipe or roof drain; (v) the escape of steam or hot water; (xiii) water, snow, or ice being upon or coming through the roof, skylight, or any other place upon or near the Property, Premises or otherwise; (xiv) the falling of any fixture, plaster, or skylight; (xv) broken glass; or (xvi) any act or omission of co-tenants or other occupants of the Property or of adjoining or contiguous property or buildings, unless any of the foregoing is caused by the gross negligence or reckless or willful misconduct of Landlord. In no event shall Landlord or its agents or employees have any liability to Tenant for lost profits or any consequential damages whatsoever, or for any damage caused by other occupants of the Premises or any other person claiming under or through Tenant, or their agents or employees, or for any damage caused by governmental or quasi-governmental authorities or public utilities, or their agents or employees. Tenant shall not be entitled to any abatement or diminution of Rent as a result of any of the foregoing occurrences, except to the extent Tenant is entitled to an abatement as a result of a casualty pursuant to Section 8.02 below or as a result of certain actions of Landlord pursuant to Sections 6.05(b), 6.15 and 9.02 hereof, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Any goods, property or personal effects of Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members or guests, stored or placed in or about the Premises shall be at their risk, and Landlord shall not in any manner be held responsible therefor, unless caused by the gross negligence or reckless or willful misconduct of Landlord. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, furnishings, fixtures, equipment and/or improvements in or to the Premises. It is expressly understood and agreed that Tenant shall look to its business interruption and property damage insurance policies, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, and that said policies must contain waiver of subrogation clauses. Although the risk of loss for these matters has been allocated to Tenant and its insurance policies, nothing in this Section 6.09(a) shall be deemed to release Landlord from its performance obligations under Sections 2, 5.02, 5.03, 5.05, 6.01(b), 6.05(b) 6.05(c) 6.06, and 8.02 of this Lease.

              (b) Tenant's Indemnity. Subject to the limitations on the right of recovery described in Section 6.14(d) below, Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord, directly or indirectly, which is occasioned by or results from (i) any default by Tenant hereunder, (ii) any act, omission, fault, negligence or misconduct on the part of Tenant, its agents, employees, contractors, or invitees, or (iii) from Tenant's use and occupancy of the Premises, except to the extent such cost, damage, claim, liability or expense is caused by the negligent acts or omissions of Landlord or its agents, employees, contractors or invitees. Landlord shall give Tenant written notice when it becomes aware of a claim against Landlord which is covered by this Section 6.09(b), and shall cooperate with Tenant as may reasonably be required in connection with any appropriate actions taken by Tenant to contest a third party claim. Any cost, damage, claim, liability or expense incurred by Landlord for which Tenant is obligated to pay Landlord pursuant to this Section 6.09(b) shall be deemed Additional Rent due and payable within ten (10) days after notice to Tenant that payment is due. Such notice shall include copies of any bills, invoices, or other evidence of the amount of any such cost, damage, claim, liability or expense incurred by Landlord. It is expressly understood and agreed that Tenant's liability under this Section 6.09(b) extends to the acts and omissions of any subtenant and any agent, employee, contractor, or invitee, of any subtenant, but not to the acts or omissions of Landlord, or Landlord's employees, agents or contractors or other parties for whom Landlord is legally responsible.

              (c) Landlord's Indemnity. Subject to the limitations set forth in
Section 6.09(a) and with respect to the right of recovery as set forth in
Section 6.14(d) below, Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Tenant which is occasioned by or results from (i) any default by Landlord hereunder, or (ii) any act, omission, fault, negligence or misconduct on the part of Landlord or its agents, employees, contractors, or other parties for whom Landlord is legally responsible, except to the extent caused by the negligent acts or omissions of Tenant or its agents, employees, contractors or invitees. Tenant shall give Landlord written notice when it becomes aware of a claim against Tenant which is covered by this Section 6.09(c), and shall cooperate with Landlord as may reasonably be required in connection with any appropriate actions taken by Tenant to contest a third party claim.

         6.10 OPERATION OF MACHINERY; NOISE. Tenant shall not operate any machinery on the Premises which may cause excessive vibration, noise or damage to the Premises or the exterior of the Premises and shall not use a loud speaker or generate sounds which can be heard outside the Premises.

         6.11 SIGNS AND AWNINGS. Tenant shall have the right, at its sole expense, to install a sign on the exterior of its Premises, subject to Landlord's reasonable approval. Any such sign shall comply with all ordinances, regulations, and requirements of Howard County, Gateway Commerce Center, and other applicable authorities. Tenant shall not place any other exterior signs or awnings upon the Premises or place any signs or posters on the interiors of any windows or change the color of the exterior painting, without obtaining Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed.

         6.12 SURRENDER OF PREMISES. Tenant shall quit and surrender the Premises upon the termination hereof and surrender the Premises to Landlord at that time, together with any fixtures thereon, broom clean, in good condition and repair, reasonable wear and tear and damage or destruction by fire or other casualty excepted, and shall remove from the Premises at the expiration or other termination of this Lease, all personal property, goods and personal effects not belonging to Landlord, and repair any damage caused by such removal, all at Tenant's sole cost and expense. If Tenant shall fail to perform any of the foregoing obligations, Landlord may, at its option, (i) retain such property as the exclusive property of Landlord, (ii) remove and store such property at the expense of Tenant, or (iii) dispose of such property at a private sale or auction. In the event Landlord elects to sell such property at a private sale or auction, the proceeds thereof may be applied by Landlord against any amounts of Rent due hereunder or toward the expense thus incurred in selling such items, and Tenant agrees to promptly pay to Landlord the difference (if any) between the cost of conducting such sale (including attorney's fees) and the proceeds of such sale. Tenant shall indemnify, defend and hold harmless Landlord against all loss or liability incurred by Landlord resulting from any delay by Tenant in surrendering the Premises in accordance with this Section, including, without limitation, any loss of rent.

         6.13 RIGHT TO SHOW PREMISES. Tenant shall permit Landlord access to the Premises in accordance with Section 9.02 below.

         6.14 INSURANCE.

              (a) Required Insurance. Tenant shall obtain and pay premiums for, and at all times during the term hereof maintain in effect, at Tenant's sole cost and expense: (i) standard fire and extended coverage insurance, with flood, malicious mischief and vandalism endorsements covering (A) Tenant's fixtures, furnishings and equipment installed in or about the Premises, (B) all partitions, mechanical, electrical, plumbing, floor covering or similar installations made by Tenant, if any, under the authority and provisions of the Lease, (C) all alterations, additions, modifications, improvements, installations and changes to the Premises made by Tenant or for Tenant's account as permitted hereunder, and (D) all of Tenant's inventory and other personal property, in an amount equal to the full insurable value of all such items (i.e., replacement values without regard to depreciation); (ii) public liability insurance protecting both Landlord and Tenant with limits of at least Five Million Dollars ($5,000,000) for each occurrence and Five Million Dollars ($5,000,000) in the aggregate and which includes property damage liability coverage; (iii) business interruption insurance in an amount sufficient to cover temporary relocation and Rent and other expenses for up to one (1) year; and (iv) worker's compensation or similar insurance affording statutory coverage and containing statutory limits. Such coverages may be provided by blanket policies. Tenant shall name as an additional insured on any liability policy maintained by Tenant pursuant to this Section 6.14 Landlord and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant. Certificates evidencing such policies or other reasonably satisfactory evidence of such coverage shall be provided to Landlord within five (5) days of the execution hereof, and annually thereafter. All insurance policies required by this Section 6.14 shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry; provide for thirty (30) days prior written notice to Landlord of any cancellation or other expiration of such policy; and contain an express waiver of any right of subrogation and an express consent to a waiver of right of recovery against Landlord, its employees, and its agents.

              (b) Insurance Rating. Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, which will in any way increase the rate of fire insurance or other insurance on the Property. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to activity or equipment in or about the Premises, such statement shall be evidence that the increase in such rate is due to such activity or equipment and shall be presumed to be correct unless rebutted by clear and convincing evidence to the contrary. Tenant shall have the right to contest the decision of the insurance company or insurance rating bureau. Tenant shall pay to Landlord the amount of any such increase in insurance rates to the extent attributable to Tenant's activities or equipment at the Premises as Additional Rent within ten (10) days of written demand therefor.

              (c) Premiums. Tenant shall pay as they become due all premiums for the insurance required by this Section 6.14, and shall timely renew or replace each policy. In the event of Tenant's failure to comply with any of the foregoing requirements, Landlord shall be entitled, five (5) days after giving notice to Tenant, to procure such insurance if Tenant shall not have complied with the foregoing requirements; provided that such five (5) day period shall be waived if Tenant's insurance has lapsed. Any amounts incurred by Landlord in procuring such insurance shall be Additional Rent hereunder and shall be repaid by Tenant within ten (10) days of demand therefor by Landlord.

              (d) Waiver of Subrogation and Right of Recovery. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives, of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Such waiver shall not apply to loss or damage not covered by any insurance policy in force by virtue of any deductible permitted by the terms of this Lease, but such waiver shall apply to loss or damage not covered by any insurance policy because the maximum limit of such policy has been exceeded. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation and cause the policies to contain the waiver of subrogation and recovery provisions.

         6.15 COOPERATION-EXPANSION. Tenant shall cooperate with Landlord in connection with Landlord's redevelopment activities at the Property so long as such activities do not unreasonably interfere with Tenant's use and occupancy of the Premises and its conduct of business at the Premises. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord may (i) renovate the remainder of the building of which the Premises are a part, (ii) renovate the unoccupied office building that is part of the Property, (iii) expand the building of which the Premises are a part, (iv) construct additional buildings within the Property, (v) change the configuration of any walkways, driveways, parking lots and other portions of the Common Areas and/or (vi) grant easements and dedicate for public use portions of the Property. Tenant shall cooperate with Landlord in connection with such activities, so long as such activities do not unreasonably interfere with Tenant's intended use of the Premises. Landlord shall notify Tenant at least fifteen (15) days in advance in writing in the event that Landlord intends to take any of the actions described in this Section 6.15. Landlord shall use all commercially reasonable efforts to minimize disruption to Tenant's use and occupancy of the Premises and the conduct of its business at the Premises. If, as a result of any of Landlord's activities described in this Section 6.15, Tenant is unable to use five (5) or more of its loading docks, or twenty-five thousand (25,000) square feet or more of its Premises for five (5) consecutive business days or more, a just and proportionate part of the Rent, based on the portion of the Premises rendered unusable, shall be suspended and abated from such fifth (5th) business day until such use is restored.

         SECTION 7. PERFORMANCE OF OBLIGATIONS.

         7.01 EVENTS OF DEFAULT. Each of the following events shall be deemed to be an "Event of Default":

              (i) Tenant shall fail to pay any installment of Base Rent or Additional Rent (as required by Sections 4.01 or 4.02 hereof) when due, if such failure continues for a period of five (5) days after Landlord's written notice thereof to Tenant;

              (ii) Tenant shall fail timely to make any other payment required under this Lease, if such failure continues for a period of five (5) days after Landlord's written notice thereof to Tenant;

              (iii) Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant; provided that if the violation or failure to perform is not susceptible of being completely cured within such thirty (30) day period using commercially reasonable efforts, then as long as Tenant has taken all reasonable steps to cure the violation or failure within such thirty (30) day period and notified Landlord in writing of its efforts, and diligently and uninterruptedly continues to pursue the cure of the violation, the cure period shall be extended for such period as reasonably shall be required to cure the violation or failure;

              (iv) The attachment, execution or other judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Lease, which is not vacated within thirty (30) days of its filing;

              (v) Tenant shall seek, consent to, or acquiesce in, any petition to declare Tenant bankrupt or insolvent, or shall fail to contest and cause the dismissal of an involuntary petition filed in any bankruptcy, reorganization, composition, extension or insolvency proceedings, within sixty (60) days of its filing;

              (vi) Tenant shall seek, consent to, or acquiesce in, the appointment of a trustee, receiver or liquidator of Tenant and all or any part of Tenant's property, or shall fail to contest or cause the dismissal of any proceeding for the appointment of such a trustee, receiver or liquidator within sixty (60) days of its filing; or

              (vii) Tenant makes an assignment of all or substantially all of its property for the benefit of its creditors.

         7.02 LANDLORD'S REMEDIES. Should an Event of Default occur and be continuing under this Lease, Landlord may pursue any or all of the following remedies:

              (a) Termination of Lease. Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall immediately be obligated to quit the Premises. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss sustained by Landlord.

              (b) Suit for Possession. Whether or not this Lease has been terminated, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the State of Maryland or Howard County or by such other proceedings, including re-entry and possession, as may be applicable. Prior to the expiration of the term of this lease (as such term may be extended pursuant to the terms of this Lease), Landlord shall not forcibly evict Tenant from the Premises except pursuant to judicial process, unless Tenant has abandoned the Premises or consented in writing to such eviction.

              (c) Reletting of Premises. Landlord shall have the option to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Rent, attorneys' fees, brokerage fees and expenses of placing the Premises in the same rentable condition as existed on the Lease Commencement Date. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting.

              (d) Monetary Damages. Any damage or loss of Rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the Termination Date (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the Termination Date) or in a single proceeding prior to either the time of reletting or the Termination Date, in which event Tenant agrees to pay Landlord the difference, if any, between the present value of the Rent reserved under this Lease on the date of breach and the fair market value of the Lease on the date of the breach.

              (e) Anticipatory Breach; Equitable Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction, the right of specific performance, and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein; provided that with respect to any anticipatory breach, nothing in this Section 7.02(e) shall be deemed to be a waiver of any notice or cure period required or granted by this Lease.

              (f) Right of Landlord to Cure Tenant's Default. If an Event of Default has occurred and is continuing, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum of three percent (3%) above the "Prime Rate", from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable within five (5) days of notice to Tenant that such amount is due; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. The "Prime Rate" shall be the per annum interest rate listed as "the base rate on corporate loans at large U.S. money center commercial banks" as published under "Money Rates" in the Wall Street Journal. Such rate shall vary from day to day as said rate varies according to changes published under "Money Rates" in the Wall Street Journal. Should the Wall Street Journal stop publishing such "base rate of interest on corporate loans at large U.S. money center commercial banks", the rate shall be a comparable rate as reasonably selected by Landlord.

              (g) Interest. If Tenant fails to pay any installment of Rent and/or Additional Rent on or before a late charge is imposed thereon pursuant to Section

4.02(d) above, in addition to such late charge, such unpaid installment of Rent and/or Additional Rent shall bear interest at the rate per annum of three percent (3%) above the "Prime Rate" from the date such late charge became due and payable to the date of payment of the unpaid installment by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such interest shall constitute Additional Rent hereunder due and payable within five (5) days of notice to Tenant that such amount is due.

              (h) Landlord's Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time lawfully be entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided.

         7.03 WAIVER OF NOTICE TO QUIT AND REDEMPTION. At any time an Event of Default is occurring, and after the expiration of the term of this Lease, Tenant does hereby waive any and all notices to quit or notice of Landlord's intention to re-enter the Premises, and waives and surrenders all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term of this Lease after being dispossessed or ejected therefrom by process of law or under the terms of this Lease orafter the termination of this Lease as herein provided. Nothing in this Section7.03 shall be deemed to be a waiver of any notice specifically required by the terms of this Lease. Notwithstanding anything to the contrary contained in this Article VII, Landlord agrees that it shall not forcibly evict Tenant from the Premises except pursuant to judicial process, unless Tenant has abandoned the Premises or consented in writing to such eviction.

         7.04. ATTORNEY'S FEES; WAIVER. In the event that either party brings a suit to enforce or interpret the provisions of this Lease, the party against whom judgment is entered shall pay to the prevailing party the attorneys' fees and costs of litigation incurred by the prevailing party.
If, under the provisions hereof, either party shall institute proceedings against the other and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of such party's rights hereunder, except to the extent provided in the compromise or settlement. No waiver by either party of any breach of any covenant, condition or agreement contained in this Lease and any rules and regulations promulgated hereunder shall operate as a waiver of such covenant, condition, agreement, or rule or regulation itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party against whom enforcement is sought. No payment by Tenant or receipt by Landlord of a lesser amount than the installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

         SECTION 8. CASUALTY; TAKING OR OTHER DESTRUCTION OF PREMISES

         8.01 EMINENT DOMAIN. If the whole or a substantial part (as hereinafter defined) of the Premises (or use or occupancy of the Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the terms of this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and the Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such taking), the Rent shall be adjusted equitably (on the basis of the rentable area of the Premises before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damages as a result of any governmental or quasigovernmental taking or condemnation (or sale under threat of such taking or condemnation) or for the value of any unexpired term of the Lease or for loss of profits or for any other claim or cause of action (other than moving expenses and claims for Tenant's personal property if and only if any such award to Tenant shall not reduce the award available to Landlord). For purposes of this Section 8.01, a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking.

         8.02 DAMAGE BY FIRE.

              (a) In the event the Premises or any part thereof is destroyed or damaged by fire or other casualty so as to render the Premises unfit for use and occupancy, a just and proportionate part of the Rent, according to the nature and extent of the injury to said Premises, shall be suspended and abated until the portion of the Premises so damaged shall have been restored to substantially the same condition that existed immediately before the damage or destruction, or until this Lease shall be canceled and terminated as provided below. Landlord shall determine and notify Tenant in writing, within thirty
(30) days after such damage or destruction, of Landlord's best estimate (based upon reasonably applied construction criteria) of the date the Premises can be fully restored. Tenant may challenge Landlord's estimate if it disagrees with it. If such damage or destruction is not susceptible of being repaired within six (6) months after the date such damage or destruction occurred, then either party hereto shall have the right, to be exercised within thirty (30) days after receipt of such notice, to cancel and terminate this Lease by giving to the other party a written notice of its desire to so cancel and terminate. However, if the date by which such restoration can be completed shall be within six (6) months after the date such damage or destruction occurred, this Lease shall remain in full force and effect, the just and proportionate share of the Rent due hereunder shall be suspended and abated as described above, and the Premises shall be restored by Landlord using commercially reasonable efforts to complete such restoration promptly. If, at the expiration of such six (6) month period, however, the restoration of the Premises shall not have been fully completed, Tenant shall have the right to terminate this Lease by giving Landlord thirty (30) days written notice thereof; provided that if restoration is completed within such thirty (30) day period, such termination shall be null and void.

              (b) Notwithstanding anything contained herein to the contrary, in the event that damage or destruction of all or any portion of the Premises is not fully covered by the insurance proceeds received by or payable to Landlord, or if there are insufficient proceeds after any required payments to mortgagees of the Property, or Landlord does not provide Tenant with reasonable evidence that it will be permitted by its mortgagees and ground lessors, if any, to use the insurance proceeds to restore the Premises and that it has available the funds to cover any shortfall not covered by available insurance proceeds, either party may, within sixty (60) days of such casualty, terminate this Lease by written notice to the other, effective as of the date of such casualty; provided that neither party shall have any right to terminate this Lease pursuant to this Section 8.02(b) if the estimated cost of the required repair is Fifty Thousand Dollars ($50,000) or less; and provided further that Landlord shall not have the right to terminate this Lease pursuant to this Section 8.02(b) if the reason the insurance proceeds are inadequate is Landlord's failure to obtain the insurance required of it by Section 5.06 above.

         SECTION 9. GENERAL PROVISIONS.

         9.01 HOLDING OVER. In the event that Tenant shall not immediately surrender the Premises on the Termination Date, Tenant shall, by virtue of the provisions hereof, become a tenant by the month. In such event, Tenant shall be required to pay a Base Rent equal to One Hundred Fifty Percent (150%) times the Base Rent required to be paid by Tenant immediately prior to the Termination Date. The Base Rent, as adjusted, shall be paid on a monthly basis beginning on the first day of each and every calendar month after the Termination Date. Such monthly tenancy shall commence with the first day next after the Termination Date. Except as otherwise provided above with respect to the payment of Base Rent, Tenant shall, as a monthly tenant, be subject to all of the terms, conditions, covenants, and agreements of this Lease, including the obligation to pay Additional Rent on account of Taxes, Insurance and Operating Expenses. Tenant shall give Landlord at least fifteen (15) days written notice of any intention to quit the Premises, and Tenant shall be entitled to fifteen (15) days' written notice to quit the Premises. Notwithstanding the foregoing provisions of this Section 9.01, in the event that Tenant shall hold over after the Termination Date, and if Landlord shall desire to regain possession of the Premises on or after the Termination Date, then at any time prior to Landlord's acceptance of Rent for a particular month from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Premises without process, or by any legal process in force in the State of Maryland. In the event of any such holdover to which Landlord objects, Tenant shall be liable to Landlord for any and all damages incurred as a result of such holdover, and shall, in addition, pay to Landlord the reasonable value of the Premises, which is hereby agreed to be One Hundred Fifty Percent (150%) times the Base Rent and Additional Rent required to be paid by Tenant immediately prior to the Termination Date.

         9.02 ACCESS TO PREMISES. Tenant shall (i) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Premises or of the interest of Landlord therein, and their representatives, to have access to, and to enter upon, the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or equipment (including, without limitation, sanitary, electrical, heating, air-conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right of Landlord under this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (ii) permit Landlord, at reasonable times, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, purchaser, or assignee of any mortgagee, of the Premises or of the interest of Landlord therein, and during the last nine (9) months of the term, to any prospective space lessee. In non-emergency situations, such oral notice shall be given at least one (1) business day prior to the proposed entry. In emergency situations, even though no notice is required, Landlord nevertheless shall make a reasonable effort to give Tenant notice before entering. Tenant shall have the right to have a representative present during any proposed entry by Landlord, except in emergency situations. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be permitted by the provisions of this Lease, Landlord or Landlord's agents, after taking reasonable efforts to notify Tenant, may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents use reasonable care with respect to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupancy of the Premises. If, as a result of any of Landlord's activities described in this Section 9.02, Tenant is unable to use five (5) or more of its loading docks, or twenty-five thousand (25,000) square feet or more of its Premises for five (5) consecutive business days or more, a just and proportionate part of the Rent, based on the portion of the Premises rendered unusable, shall be suspended and abated from such fifth (5th) business day until such use is restored. Neither Landlord, nor its agents, servants, or employees shall be under any duty to inspect the Premises (other than the roof and the structural elements) during Tenant's occupancy thereof unless and until Tenant has notified Landlord in writing of the need of repairs for which Landlord is responsible.

         9.03 FORCE MAJEURE. Landlord and Tenant shall be excused from performing any obligation or undertakings provided for in this Lease for so long as such performance is prevented or delayed or hindered by act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure labor or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, condemnation, requisition, laws, orders of government or civil or military authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, whichever is applicable, including, but not limited to, reasonable delays for adjustment of insurance; provided that any delays for adjustment of insurance shall not extend any restoration period under Section 8.02(a) above; and provided further, if the problem is the unavailability of particular equipment, facilities, materials or supplies and substantially equivalent substitutes or alternative means of transportation therefor are available, Landlord or Tenant, whichever is applicable, shall make commercially reasonable efforts to obtain or use such substitutes.

         9.04 SECURITY DEPOSIT. Tenant shall not be required to make a security deposit.

         9.05 ESTOPPEL STATEMENT.

              (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord, any of Landlord's lenders, and any prospective purchaser of the Property, a written statement certifying: (i) that this Lease has not been amended (or if it has been amended, attaching the amendment); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and Additional Rent and the time period covered by such payment; (iv) that to the best of Tenant's knowledge Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord, its lenders, or a prospective purchaser, provided such other matters do not modify the provisions of this Lease. Tenant shall deliver such statement within fifteen (15) days after Landlord's request. If Tenant does not deliver such statement to Landlord within such fifteen (15) day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts, to which Landlord may certify as attorney-in-fact for and on behalf of Tenant: (A) that this Lease has not been amended (or if it has been amended, attaching the amendment); (B) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (C) that not more than one month of Basic Rent or Additional Rent have been paid in advance; and (D) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

              (b) Upon Tenant's written request, Landlord shall execute, acknowledge and deliver to Tenant, any of Tenant's lenders, and any permitted assignee of this Lease or Subtenant of the Premises, a written statement certifying: (i) that this Lease has not been amended (or if it has been amended, attaching the amendment); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and Additional Rent and the time period covered by such payment; (iv) that to the best of Landlord's knowledge Tenant is not in default under this Lease (or, if Tenant is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Tenant, its lenders, or a permitted assignee or subtenant; provided such other matters do not modify the provisions of this Lease. In addition, upon Tenant's written request, Landlord shall execute, acknowledge and deliver to Tenant or any of Tenant's lenders a waiver of its Landlord lien substantially in the form attached hereto as Exhibit G. Landlord shall deliver such statement or waiver within fifteen (15) days after Tenant's request.

         9.06 SUCCESSORS & ASSIGNS. Subject to the limitations contained in Sections 6.05(b) and 9.11, the obligations and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the parties hereto and their respective heirs, personal representatives, successors, sublessees and assigns.

         9.07 SUBORDINATION/ATTORNMENT/LENDER RIGHTS.

              (a) Subordination. Tenant agrees that this Lease shall be subordinate to any mortgages or deeds of trust now or subsequently affecting the fee title of the Property or the Premises and to any and all advances made or to be made under them, and to all renewals, modifications, consolidations, replacements or extensions thereof; provided that with respect to any future mortgage or deed of trust, this Lease shall not be subordinate thereto unless Tenant receives a Non-Disturbance Agreement from Landlord's lender substantially in the form attached hereto as Exhibit H, or containing such other equivalent or substitute terms upon which the parties, acting in good faith, may agree. Should Landlord or any lender desire confirmation of this subordination, Tenant, within fifteen (15) days following Landlord's written request, agrees to execute and deliver, without charge, all documents evidencing the subordination of this Lease and Tenant's rights, as reasonably requested by Landlord; provided that with respect to any future mortgage or deed of trust, Tenant shall not be obligated to execute a subordination agreement unless it receives the requisite Non-Disturbance Agreement substantially in the form attached hereto as Exhibit H, or containing such other equivalent or substitute terms upon which the parties, acting in good faith, may agree. However, should Landlord or any lender request that this Lease be made superior, rather than subordinate, to any mortgage or deed of trust, then Tenant, within fifteen (15) days following Landlord's written request, agrees to execute and deliver, without any charge, any and all documents evidencing the superiority of this Lease, as reasonably requested by Landlord.

              (b) Attornment. If Landlord's interest in the Property is acquired by a beneficiary under a deed of trust, a mortgagee, or a purchaser at a foreclosure sale, Tenant shall attorn to the transferee of, or successor to, Landlord's interest in the Property and shall recognize such transferee or successor as Landlord under this Lease, and such transferee shall be bound to Tenant under all of the terms of this Lease. Tenant, shall, from and after the occurrence of the preceding events, have the same remedies that Tenant might have had against Landlord provided, however, that any such beneficiary, mortgagee or purchaser shall not be (i) liable to Tenant for damages for any acts or omissions of Landlord or any prior landlord occurring prior to obtaining possession, (ii) subject to any offsets, claims or defenses which Tenant might have against Landlord or any prior landlord which arise by virtue of acts or omissions occurring prior to the date such beneficiary, mortgagee or purchaser obtains title, (iii) bound by any rent or additional rent which Tenant may have paid to

Landlord or any prior landlord more than one (1) month in advance or by any deposit or rental security unless funds therefor have been delivered to such beneficiary, mortgagee or purchaser, (iv) bound by any amendment or modification made without the prior consent of the holder of the mortgage or deed of trust that was foreclosed, (v) obligated or liable to Tenant with respect to the construction and completion of the initial improvements in the Premises for Tenant's use, enjoyment or occupancy, except that Tenant shall have the right to terminate this Lease upon five (5) days written notice if such mortgagee or holder of a deed of trust fails to pay the Allowance contemplated by the Landlord's Work Agreement, or to complete the improvements required thereby, or (vi) liable for any damages Tenant may suffer as a result of any misrepresentation or breach of warranty of Landlord. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest. Tenant, within fifteen (15) days following Landlord's written request, agrees to execute and deliver, without any charge, any and all documents evidencing such attornment and recognition, as reasonably requested by Landlord.

              (c) Attorney-in-Fact. If Tenant fails to deliver such documents evidencing Tenant's subordination or attornment, as described in this Section 9.07, within the prescribed fifteen (15) day periods, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, as Tenant's attorney-in-fact to execute and deliver any such instrument or document.

              (d) Notice to Lenders. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Property, provided Tenant has been given written notice that the holder of such mortgage or deed of trust has made such request, and of the holder's name and address. Tenant shall give any such lender a reasonable time, not to exceed thirty (30) days from the giving of said notice, to cure or cause to be cured, any such default. If such default can not be reasonably cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the lender has commenced such cure within such thirty (30) day period and is diligently and continuously pursuing such cure to completion, in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

         9.08 TENANT'S FINANCIAL CONDITION. Prior to the execution of this Lease, Tenant shall deliver to Landlord its most recent financial statements filed with the United States Securities and Exchange Commission. Tenant represents and warrants to Landlord that such financial statement of Tenant is a true and accurate statement as of the date of such statement.

         9.09 USE OF PAVED AREAS. It is expressly understood and agreed that:

              (a) The parking lot, access drives, entrance drives, or areas adjacent thereto, are not to be used to perform vehicle overhaul or repairs such as, but not limited to, engine transmission, and/or brake replacement, repair, and/or modification.

              (b) The parking lot, access drives, entrance drives, or areas adjacent thereto, are not to be used for periodic or preventative vehicle maintenance such as, but not limited to, oil changes, lubrication, coolant flushes and changes.

              (c) Vehicle body work and/or painting is expressly prohibited.

              (d) Vehicles will not be blocked up or placed on stands in the paved areas, or areas adjacent thereto, or jacked for any reason other than wheel changes in the event of a flat tire or other emergency situation. No jacked vehicle will be left unattended and shall be jacked only for such period of time as is necessary to dismount and remount the wheel. No vehicle will be lowered to the pavement without all wheels and tires in place. In any case, the pavement will be protected.

         9.10 USE OF TRASH REMOVAL SERVICE.

              (a) If Landlord elects, as part of the Common Area Operating Expenses at the Property, to provide an outdoor metal trash container for disposal of wastebasket trash for the use of all Tenants at the Property, Tenant agrees to use such trash container in compliance with local ordinances and restrictions. Tenant further agrees to use commercially reasonable efforts to keep all trash container lids and hatches which are under its exclusive control closed when such container is not being filled or emptied, to collapse boxes, packaging, or other items to their smallest volume before depositing them in such container, to police spillage immediately, and to maintain truck access to the trash container. Should Landlord not elect to provide trash service as part of the Common Area Operating Expenses, Tenant agrees to maintain its own trash container in the same manner as previously described.

              (b) Tenant shall not deposit the following items in or around such trash container: trash from other locations, building and/or construction materials, metal, wood, other rigid material larger than 24 inches in any dimension, liquids, tires, wheels, automotive equipment or appliances, debris from remodeling, bi-products of manufacturing or assembly processes.

         9.11 ASSIGNMENT OR SUBLETTING. Tenant shall not assign, mortgage, or encumber this Lease nor sublet or suffer or permit the Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed. As long as Tenant hereunder shall be a corporation, any transfer, sale, pledge, or other disposition (whether in a single transaction or a related series of transactions) of fifty-one percent (51%) or more of the aggregate voting power in the corporation shall be deemed an assignment of this Lease and therefore prohibited without the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that such transfer, sale, pledge or other disposition of fifty-one percent (51%) or more of the corporation's aggregate voting power shall not be deemed an assignment of this Lease if the corporation is a corporation whose stock is publicly traded and that is required to file quarterly reports with the United States Securities and Exchange Commission. In the event as the result of a permitted assignment Tenant hereunder becomes a partnership or limited liability company, any transfer, sale, assignment, pledge or other disposition of any of the interests of the general partners of Tenant or of greater than fifty-one percent (51%) of the interests of Tenant, whether such interests be those of the general or limited partners or members, shall be deemed an assignment of this Lease and therefore prohibited without the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. If Tenant submits to Landlord a written request for Landlord's consent pursuant to this Section 9.11 and Landlord fails to respond thereto within ten
(10) days of its receipt of such request, and Tenant submits to Landlord a second written request for Landlord's consent to the same transaction which clearly indicates thereon that it is a second request, if Landlord fails to respond to such second request within five (5) business days of its receipt, such failure to respond shall be presumed to constitute the consent of Landlord to the proposed transaction. Notwithstanding the foregoing, Landlord shall consent to any bona fide assignment of this Lease or sublease of the Premises to an "Affiliate" of Tenant. An "Affiliate" of Tenant shall mean a person or entity that controls Tenant, is controlled by Tenant, or is under common control with Tenant, as the term control is defined under the Securities Exchange Act of 1934, as amended. If this Lease is assigned to an Affiliate or the Premises is subleased to an Affiliate, any transfer, sale, pledge or other disposition (whether in a single transaction or a related series of transactions) of fifty-one percent (51%) or more of the aggregate voting power in the Affiliate shall constitute an assignment unless the Affiliate meets the publicly traded exemption set forth above. If this Lease is assigned or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant without the express written consent of Landlord, Landlord may collect rent from assignee, sub-tenant or occupant and apply the net amount collected to all Rent due hereunder, but no assignment, sub-letting, occupancy, or collection shall be deemed to be a waiver of this covenant or the acceptance of the assignee, sub-tenant or occupant as Tenant, or a release of Tenant's duties and obligations hereunder. In the event this Lease is assigned or the Premises, or any part thereof, is sublet or occupied by anyone other than Tenant or an

Affiliate, fifty percent (50%) of any Base Rent received by Tenant and/or the Affiliate in excess of that defined in Section 4 above shall be paid to Landlord. No assignment shall release Tenant of any obligations or liabilities under this Lease.

         9.12 WAIVER OF TRIAL BY JURY. Landlord and Tenant waive all rights to a trial by jury in any action, counterclaim, or proceeding based upon, or related to, the subject matter of this Lease.

         9.13 NO RECORDATION. Tenant shall not record this Lease or a memorandum thereof without obtaining Landlord's prior written consent.

         9.14 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY.

              (a) Tenant represents and warrants that the person signing this Lease on its behalf has full authority to do so and that this Lease binds Tenant. Upon execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

              (b) Landlord represents and warrants that Landlord is the owner of the Property, and that the person signing this Lease on its behalf has full authority to do so and that this Lease binds Landlord. Upon execution of this Lease, Landlord shall deliver to Tenant evidence of such authority reasonably acceptable to Tenant.

         9.15 EXECUTION OF LEASE. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Tenant and Landlord shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

         9.16 RULES AND REGULATIONS. Tenant, its agents, employees, contractors and invitees shall at all times abide by and observe such rules and regulations as Landlord reasonably may promulgate from time to time, with a copy sent to Tenant, for (i) the reputation, safety, care or appearance of the Premises, and the preservation of good order therein, and
(ii) the operation and maintenance of the Premises or the equipment thereof; provided that the same shall be in conformity with common practice and usage in similar buildings and shall not be inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, contractors, invitees, licensees, customers, clients, family members or guests; provided that all rules and regulations shall be consistently applied (or not applied) to all tenants at the Property.

         9.17 BROKER. Landlord and Tenant each represent and warrant to the other that Preston Partners, Inc. and KLNB, Inc. (collectively the "Brokers") are the only brokers with which it has dealt in connection with this Lease or the Premises. Landlord represents and warrants to Tenant that it has agreed to pay a leasing/brokerage commission to the Brokers pursuant to a separate agreement. Landlord represents and warrants to Tenant that Landlord has not dealt with, or agreed to pay any commission or fee to, any broker or entity relating to Tenant's leasing of the Premises other than the Brokers. Landlord shall indemnify, defend, and hold Tenant harmless from and against any loss, cost or expense that results if Landlord's representations in this
Section 9.17 prove to be false or incorrect. Tenant represents and warrants to Landlord that Tenant has not dealt with, or agreed to pay any commission or fee to, any broker or entity relating to Tenant's leasing of the Premises other than the Brokers. Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, cost or expense that results if Tenant's representations in this Section 9.17 prove to be false or incorrect.

         9.18 TOPIC HEADINGS. The headings, captions, article numbers, paragraph and section numbers, and index appearing in the Lease are inserted only as a matter of convenience and reference and in no way define, limit, construe, or describe the scope or intent of such articles or paragraphs of this Lease nor in any way affect this Lease.

         9.19 GOVERNING LAW. This Lease shall be construed and governed by and pursuant to the laws of Maryland (excluding its choice of law provisions). Should any provisions of this Lease and/or its conditions be determined to be void, illegal or not enforceable, it or they shall be considered severable, and the Lease and its conditions shall remain in full force and effect and be binding upon the parties as though the said provision had never been included.

         9.20 NOTICE. Except where this Lease specifically provides for oral notice, any notice or demand required or permitted by law or any provisions of this Lease shall be given in writing, shall be deemed to be duly given three (3) days after deposit in the United States mail if sent by certified or registered mail, return receipt requested, postage prepaid, or upon delivery if sent by messenger or overnight delivery service, at the address or addresses listed below or at such other or additional address or addresses as either party may hereafter designate in writing:

         LANDLORD:

                   Parcel A-40 Associates, LLC
                   c/o Penrose Property Company
                   8330 Boone Boulevard
                   Suite 460
                   Vienna, Virginia  22182

         with a copy to:

                   Penguin Group, L.P.
                   200 West Madison Street
                   38th Floor
                   Chicago, Illinois  60606
                   Attention:  John Kevin Poorman, Esquire

         TENANT:

                   The Cosmetic Center, Inc.
                   625 Madison Avenue
                   New York, New York  10022
                   Attention:  Vice President, Real Estate


         9.21 AMENDMENTS. This Lease, including the Exhibits hereto, constitutes the entire agreement between the parties pertaining to the lease of the Premises, and there are no other written or oral agreements between the parties with respect to the lease of the Premises. No amendment, modification, or alteration of this Lease shall be effective unless it is in writing and signed by both parties.

         9.22 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance and observance of each and every covenant and provision of this Lease.

         9.23. LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, including without limitation, insurance proceeds and condemnation awards, and in any tangible personal property of Landlord used in connection with, and located at, the Premises, and Tenant agrees to look solely to such assets for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in the Premises. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed) ever be liable for consequential damages.

         9.24 RIGHT OF FIRST OFFER.

              (a) Provided there is not then an existing Event of Default under this Lease, Tenant shall have a right of first offer to lease any space in any building at the Property that becomes available for lease after the initial leasing of space at the Property and before the Termination Date. Space shall not be deemed to be available if the tenant then in occupancy extends its lease or enters into a new lease with Landlord, whether or not such tenant has formal option rights. This right of first offer may be exercised only if Tenant intends to occupy the space itself. Notwithstanding the foregoing, Tenant's right of first offer shall expire at such time as Tenant occupies three hundred eighty thousand (380,000) square feet or more of the space at the Property.

              (b) If any space qualifying for Tenant's right of first offer becomes available ("Offered Space"), Landlord shall send to Tenant a notice (the "Offering Notice") regarding the availability of such Offered Space and specifying (i) the Base Rent and Additional Rent at which Landlord intends to offer the Offered Space, (ii) the leasehold improvements and any tenant allowance to be provided by Landlord for the Offered Space, (iii) the term for which Landlord intends to offer the Offered Space and the date upon which the Offered Space shall be available for delivery to any party leasing such Offered Space, and (iv) any other material condition to the leasing of the Offered Space that varies from the provisions of this Lease. To accept the terms of the Offering Notice, Tenant must notify Landlord within thirty (30) days following receipt of the Offering Notice that Tenant has agreed to lease all of the Offered Space on the foregoing terms.

              (c) In the event Tenant elects to exercise its right to lease the Offered Space, (i) the Offered Space shall be deemed to be a part of the Premises and Tenant shall commence paying Rent with respect thereto on the date the Offered Space is delivered to Tenant, which date shall not be earlier than the date of delivery specified in the Offering Notice, (ii) except as set forth in the Offering Notice, the Offered Space shall be leased on the same terms and conditions as contained in this Lease, and (iii) the Offered Space shall be leased to Tenant in its then existing condition and state of improvement and, except as provided in the Offering Notice, Landlord shall have no obligation to pay any allowance to Tenant or make any improvements, repairs or alterations thereof or thereto except as otherwise specified in the Offering Notice. The Offered Space shall be delivered to Tenant in good condition and repair, ordinary wear and tear excepted, and in compliance with all applicable laws, ordinances, rules and regulations. Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the lease to Tenant of the Offered Space and the terms and conditions upon which the Offered Space is leased to Tenant. Notwithstanding the foregoing, if any Event of Default exists on the first day upon which the Offered Space is to be leased to Tenant, Landlord may elect, by notice to Tenant within five (5) days following such date, to terminate Tenant's leasing of the Offered Space, unless the Event of Default has been cured prior to the giving of such notice.

              (d) In the event Tenant does not exercise its right to lease the Offered Space within the thirty (30) day time period set forth above, Landlord may proceed to lease such space to the general public, provided that Landlord shall not lease such space to the general public at an average effective net rental that is less than ninety percent (90%) of the average effective net rental proposed in the Offering Notice, or on other terms and conditions which differ materially from those contained in the Offering Notice, unless Landlord first reoffers such Offered Space to Tenant in the manner described above on such changed terms and conditions; provided, however, that with respect to a reoffer Tenant shall have only ten (10) business days following receipt of the revised Offering Notice to accept the revised Offering Notice. If Tenant fails to elect to lease any Offered Space pursuant to an Offering Notice, Landlord leases the Offered Space to a third party as permitted by this Section, and thereafter the Offered Space again becomes available, the right of first offer set forth in this Section 9.24 again shall be applicable to such space.

         9.25 RENEWAL OPTION.

              (a) Renewal. Provided there is not then an existing Event of Default under this Lease, Tenant shall have the option to renew the term of this Lease for one period of five (5) additional years (the "Renewal Term"), to commence at the expiration of the initial term hereof; provided that Tenant shall have the right to terminate this Lease at the end of any calendar month during the Renewal Term by giving Landlord at least twelve (12) months prior written notice of its exercise of such option. Tenant shall exercise its option to renew by delivering written notice of such election to Landlord not more than twelve (12) months and not less than nine (9) months prior to the expiration of the initial term hereof. The renewal of this Lease shall be upon the same terms and conditions set forth herein, except (i) the Base Rent during the Renewal Term shall be calculated based on the prevailing "Market Base Rental Rate" (as hereinafter defined) at the time the Renewal Term commences, but in no event less than the Base Rent that Tenant is then paying under the terms of this Lease, (ii) there shall be a corresponding adjustment of Base Year Taxes and Base Year Insurance Premiums to the levels incorporated in the determination of the Market Base Rental Rate, (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and (iv) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time the Renewal Term commences. Notwithstanding the foregoing, Tenant shall have no right to exercise such option to renew, and Landlord shall have no obligation to renew this Lease, unless (A) this Lease shall be in full force and effect on the date of the exercise of such renewal option and the date of the expiration of the initial term, and (B) on the date of the expiration of the initial term there shall not be an Event of Default under this Lease. If Tenant shall fail timely to exercise such option to renew or if Tenant is not permitted to exercise such option to renew, this Lease shall expire at the expiration of the initial term and Tenant shall have no further right thereafter to renew this Lease or to thereafter maintain any interest whatsoever in the Premises.

              (b) Market Base Rental Rate. Whenever used in this Lease, the term "Market Base Rental Rate" shall mean Landlord's reasonable determination, subject to Section 9.25(c), (i) of the annual net effective rental rate per square foot (exclusive of expense pass-through additions) of gross leasable area then being charged in warehouse buildings located in Howard County, Maryland, and (ii) of the amount of, or formula for determining, Base Year Taxes and Base Year Insurance Premiums, then prevailing for space comparable to the Premises. It is agreed that bona fide written offers to or from third parties unrelated to Landlord to lease comparable space located elsewhere at the Property (at arm's length) may be used by Landlord as the primary factor in determining the Market Base Rental Rate.

              (c) Resolution of Dispute Over Market Base Rental Rate. At any time that is not more than eighteen (18) months and not less than twelve (12) months prior to the expiration of the initial term hereof, Tenant may request in writing that Landlord provide Tenant, in writing, its estimate of the then prevailing Market Base Rental Rate and supporting evidence therefor. In the event Tenant exercises its option to renew in accordance with Section 9.25(a) above but disagrees with Landlord's determination of the Market Base Rental Rate, then Tenant's renewal notice shall set forth Tenant's estimate of the Market Base Rental Rate and its supporting evidence therefor. If, within thirty
(30) days after Tenant exercises its renewal option, Landlord and Tenant have not agreed upon the Market Base Rental Rate, Tenant shall give Landlord notice of its desire to arbitrate such rate, which notice shall be accompanied by the identity of an arbitrator appointed by Tenant. Thereafter, Landlord shall have fifteen (15) days in which to appoint its arbitrator, and within fifteen (15) days after the appointment of Landlord's arbitrator the two arbitrators theretofore appointed shall appoint a third arbitrator. If the two arbitrators cannot agree on the appointment of a third arbitrator within fifteen (15) days, then either party shall have the right to apply to the presiding judge of the Circuit Court of Howard County, Maryland for the selection of the third arbitrator. After the selection of the third arbitrator, the arbitration board thus elected shall have thirty (30) days in which to reach a majority agreement on the Market Base Rental Rate as defined above. If the arbitrators are unable to reach a majority agreement within such thirty (30) day period, then each of the arbitrators shall render his or her separate appraisal within such stipulated time, and the three appraisals shall be averaged in order to establish such rate; provided, however, that if the low appraisal and/or the high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be averaged in order to establish such rate. If both the low appraisal and the high appraisal are disregarded, the middle appraisal shall be the Market Base Rental Rate. After the Market Base Rental Rate has been established, the arbitrators shall immediately notify the parties in writing. Each arbitrator appointed hereunder shall be a member of the American Institute of Real Estate Appraisers (MAI) with at least five (5) years of full-time commercial appraisal experience in Howard County, and no such arbitrator shall have any other existing contractual relationship with either party hereto. Landlord and Tenant shall pay the fees of their respectively appointed arbitrators and the fee of the third arbitrator shall be shared equally by Landlord and Tenant. If on the date the Renewal Term commences the appraisers have not determined the Market Base Rental Rate pursuant to the provisions of this Section 9.25, Tenant shall commence making monthly installments of Rent based on the greater of (i) the Rent payable during the last Lease Year of the initial term, or (ii) the Market Base Rental Rate set forth in the appraisal prepared by Tenant's appraiser. If the Market Base Rental Rate is ultimately determined to be more than Tenant has paid during the Renewal Term, Tenant shall pay the entire difference to Landlord within ten (10) days of the determination of the final Market Base Rental Rate, and if the Market Base Rental Rate is lower than the amounts actually paid by Tenant during the Renewal Term, Landlord shall refund the entire difference to Tenant in a lump sum within ten (10) days of the final determination of the Market Based Rental Rate.

         IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names and affixed their seals, on the day and year first hereinbefore mentioned (in case either party is a corporation, its name has been hereunto subscribed and its seal hereunto affixed and attested by its duly authorized officers).


                                 LANDLORD:
                                 ---------

                                 PARCEL A-40 ASSOCIATES, LLC

                                 By: Parcel A-40 Management Associates, LLC, its
                                     Manager

                                     By: Penrose Land Consultants, LLC, its
                                         Manager


                                         By: /s/ Mark W. Gregg
                                            ----------------------------
                                            Mark W. Gregg,
                                            Authorized Person


                             and By: Amalgamated Investors, L.P., its Member

                                         By: /s/ J. Kevin Poormen
                                            ----------------------------
                                            J. Kevin Poormen,
                                             Vice President


                                 TENANT:

                                 THE COSMETIC CENTER, INC.



                                 By: /s/ Howard Diener
                                    -------------------------------------
                                    Howard Diener
                                    President and Chief Executive Officer